UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Analog Devices, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 30, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Wednesday, March 12, 2014, at the Company’s headquarters at One Technology Way, Norwood, Massachusetts 02062.

At the Annual Meeting you are being asked to elect ten members of our Board of Directors, each for a term of one year; to vote on a non-binding advisory proposal on the compensation of ADI’s named executive officers; to approve the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan; and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

Your Board of Directors recommends that you vote FOR the election of each of the directors named in the proxy statement, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the approval of our Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan, and FOR the ratification of Ernst & Young LLP.

Please carefully review the attached proxy materials and take the time to cast your vote.

Yours sincerely,

Ray Stata Chairman of the Board of Directors	Vincent T. Roche President and Chief Executive Officer

ANALOG DEVICES, INC.

ONE TECHNOLOGY WAY NORWOOD, MASSACHUSETTS 02062-9106

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On March 12, 2014

To our Shareholders:

The 2014 Annual Meeting of Shareholders of Analog Devices, Inc. will be held at our headquarters at One Technology Way, Norwood, Massachusetts 02062, on Wednesday, March 12, 2014 at 9:00 a.m. local time. At the meeting, shareholders will consider and vote on the following matters:

1.	To elect the ten director nominees named in this proxy statement to our Board of Directors, each for a term of one year;

2.	To approve, by non-binding “say on pay” vote, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To approve the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan; and

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

The shareholders will also act on any other business that may properly come before the meeting.

Shareholders of record at the close of business on January 10, 2014 are entitled to vote at the meeting. Your vote is important no matter how many shares you own. Whether you expect to attend the meeting or not, please vote your shares over the Internet or by telephone in accordance with the instructions set forth on the proxy card, or complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

All shareholders are cordially invited to attend the meeting.

By order of the Board of Directors,

MARGARET K. SEIF

Secretary

Norwood, Massachusetts

January 30, 2014

i

ii

ANALOG DEVICES, INC.

ONE TECHNOLOGY WAY

NORWOOD, MASSACHUSETTS 02062-9106

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

March 12, 2014

This proxy statement contains information about the 2014 Annual Meeting of Shareholders of Analog Devices, Inc. The meeting will be held on Wednesday, March 12, 2014, at 9:00 a.m. local time, at our headquarters at One Technology Way, Norwood, Massachusetts 02062. You may obtain directions to the location of the annual meeting by visiting our website at www.analog.com or by contacting our Director of Investor Relations at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062; telephone: 781-461-3282.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Analog Devices, Inc. (which we also refer to as Analog Devices, ADI, or the Company) for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

We are mailing our Annual Report to Shareholders for the fiscal year ended November 2, 2013 with these proxy materials on or about January 30, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on March 12, 2014:

This proxy statement and the 2013 Annual Report to Shareholders are available for viewing, printing and downloading at www.analog.com/AnnualMeeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and vote on the following matters:

1. The election of the ten nominees named in this proxy statement to our Board of Directors, each for a term of one year.

2. The approval, by non-binding “say on pay” vote, of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement.

3. The approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan.

4. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

The shareholders will also act on any other business that may properly come before the meeting.

Who can vote?

To be able to vote, you must have been an Analog Devices shareholder of record at the close of business on January 10, 2014. This date is the record date for the annual meeting. The number of outstanding shares entitled to vote on each proposal at the meeting is 313,423,377 shares of our common stock.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways.

(1) You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions on the enclosed proxy card.

(2) You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.

(3) You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1, 2, 3 and 4.

(4) You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy card with a later date;

•	giving our Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Under the applicable rules of the NASDAQ Stock Market, or NASDAQ, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under NASDAQ rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the “say on pay” advisory vote (Proposal 2), and the approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan (Proposal 3) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in “street name,” you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (January 10, 2014) in order to be admitted to the meeting on March 12, 2014. To be able to vote your shares held in “street name” at the meeting, you will need to obtain a proxy card from the holder of record.

How do I vote my 401(k) shares?

If you participate in the Analog Devices Stock Fund through The Investment Partnership Plan of Analog Devices, or TIP, your proxy will also serve as a voting instruction for Fidelity Management Trust Company, or Fidelity, which serves as the administrator of TIP, with respect to shares of ADI common stock in your TIP account, or TIP shares, as of the record date. You should sign the proxy card and return it in the enclosed envelope to Broadridge Financial Solutions, Inc., or Broadridge, or you may submit your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Broadridge will notify Fidelity of the manner in which you have directed your TIP shares to be voted. Fidelity will vote your TIP shares as of the record date in the manner that you direct. If Broadridge does not receive your voting instructions from you by 11:59 p.m. Eastern Time on March 7, 2014, Fidelity will vote your TIP shares as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other TIP participants have been received by Fidelity.

How do I vote my shares held in trust in the Analog Ireland Success Sharing Share Plan?

If you participate in the Analog Ireland Success Sharing Share Plan, which we refer to as the Ireland share plan, you may instruct Irish Pensions Trust Limited, which serves as the trustee of the Ireland share plan, to vote the amount of shares of common stock which they hold on your behalf as of the record date. You will receive a voting card that you may use to direct Mercer Ireland Limited, or Mercer, which administers the Irish share plan on behalf of Irish Pensions Trust Limited, how to vote your shares. You should sign the voting card and return it to Mercer in the envelope provided. Mercer will vote the shares in the manner that you direct on the voting card. If Mercer does not receive your voting card by 5:00 p.m. Greenwich Mean Time (GMT) on March 4, 2014, Mercer will not vote your shares.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on January 10, 2014, the record date, or at least 156,711,689 shares.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of directors. Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.

“Say on Pay.” Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve this resolution. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.

Approval of Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve our Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.

Ratification of independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted in person, by mail, over the Internet or by telephone, or on a ballot voted in person at the meeting. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Brokers who do not receive instructions with respect to Proposals 1, 2 or 3 will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, assuming the presence of a quorum, abstentions and “broker non-votes” for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

Who will count the votes?

The votes will be counted, tabulated and certified by Broadridge.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the ten nominees to serve as directors on the Board of Directors, each for a term of one year (Proposal 1);

FOR the approval, by non-binding “say on pay” vote, of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement (Proposal 2);

FOR the approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan (Proposal 3); and

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year (Proposal 4).

Will any other matters be voted on at this meeting?

No. Under Massachusetts law, where we are incorporated, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting. Our bylaws establish the process for a shareholder to bring a matter before a meeting. See “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2015 annual meeting?” below.

Where can I find the voting results?

We will report the voting results in a Form 8-K filed with the SEC within four business days after the end of our annual meeting.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2015 annual meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2015 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2015 annual meeting of shareholders at our principal corporate offices in Norwood, Massachusetts at the address below no later than October 2, 2014.

In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting or (2) the seventh day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that the 2015 annual meeting is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the 2014 annual meeting, you would need to give us appropriate notice at the address noted below no earlier than November 12, 2014, and no later than December 12, 2014. If a shareholder does not provide timely notice of a nomination or other matter to be presented at the 2015 annual meeting, under Massachusetts law, it may not be brought before our shareholders at a meeting.

Our bylaws also specify requirements relating to the content of the notice that shareholders must provide to the Secretary of Analog Devices for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our bylaws is on file with the Securities and Exchange Commission and publicly available on our website.

Any proposals, nominations or notices should be sent to:

Margaret K. Seif, Secretary

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062

Phone: 781-461-3367

Fax: 781-461-3491

Email: margaret.seif@analog.com

What are the costs of soliciting these proxies and who will pay?

We will bear the costs of solicitation of proxies. We have engaged Alliance Advisors LLC to assist us with the solicitation of proxies and expect to pay Alliance Advisors approximately $11,000 for their services. In addition to solicitations by mail, Alliance Advisors and our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended November 2, 2013 is available on our website at www.analog.com. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended November 2, 2013 and/or any of its exhibits, we will send you one without charge. Please contact:

Director of Investor Relations

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062

Phone: 781-461-3282

Email: investor.relations@analog.com

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our Director of Investor Relations, at the address, telephone number or email address listed above.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address, telephone number or email address: Director of Investor Relations, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062, telephone: 781-461-3282, email: investor.relations@analog.com. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of January 14, 2014 by:

•	the shareholders we know to beneficially own more than 5% of our outstanding common stock;

•	each director named in this proxy statement;

•	each executive officer named in the Summary Compensation Table included in this proxy statement, with the exception of Mr. Fishman; and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Shares Acquirable within 60 Days(3)	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned(4)
5% Shareholders:
Wellington Management Company, LLP(5)	18,115,421	—	18,115,421	5.8%
280 Congress Street Boston, Massachusetts 02210
Capital World Investors(6)	16,637,559	—	16,637,559	5.3%
333 South Hope Street Los Angeles, California 90071

Directors and Named Executive Officers:
Richard M. Beyer	—	3,470	3,470	*
James A. Champy(7)	96,453	56,890	153,343	*
John C. Hodgson	7,715	81,890	89,605	*
Yves-Andre Istel	12,285	53,040	65,325	*
Robert R. Marshall	12,553	410,794	423,347	*
Robert P. McAdam	198,550	400,794	599,344	*
Richard A. Meaney	16,941	117,367	134,308	*
Neil Novich	13,215	61,193	74,408	*
Vincent T. Roche	16,723	237,822	254,545	*
F. Grant Saviers	12,715	99,890	112,605	*
Paul J. Severino	21,415	96,890	118,305	*
Kenton J. Sicchitano	10,715	114,890	125,605	*
Ray Stata(8)	2,286,083	23,300	2,309,383	*
Lisa T. Su	1,760	19,655	21,415	*
David A. Zinsner	25,229	140,490	165,719	*
All directors and executive officers as a group (20 persons, consisting of 10 officers and 10 non-employee directors)(9)	2,777,285	2,200,439	4,977,724	1.6%

*	Less than 1% of our outstanding common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062.
(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The number of shares of common stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised and restricted stock units, or RSUs, that vest within 60 days after January 14, 2014.
(4)	The percent ownership for each shareholder on January 14, 2014 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of shares of our common stock outstanding on January 14, 2014 (313,361,243 shares) plus any shares acquirable (including exercisable stock options) by the shareholder in question within 60 days after January 14, 2014.
(5)	Based solely on a Form 13F-HR filed by Wellington Management Company, LLP on November 14, 2013 reporting stock ownership as of September 30, 2013.
(6)	Based solely on a Form 13F-HR filed by Capital World Investors on November 14, 2013 reporting stock ownership as of September 30, 2013.
(7)	Includes 69,025 shares held in trust for the benefit of Mr. Champy’s spouse and son, as to which Mr. Champy disclaims beneficial ownership.
(8)	Includes 1,108,709 shares held by Mr. Stata’s spouse, 400,277 shares held in trusts for the benefit of Mr. Stata’s children, and 1,850 shares held by a family LLC, as to which Mr. Stata disclaims beneficial ownership. All of the shares held by Mr. Stata’s spouse and 365,906 shares held directly by Mr. Stata are pledged as collateral for a line of credit from a bank.
(9)	All directors and executive officers as a group disclaim beneficial ownership of a total of 1,579,861 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year, except with respect to one late Form 3/A filing concerning certain shares owned by Mr. Meaney.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our entire Board of Directors is elected annually by our shareholders and currently consists of 11 directors, of which nine are deemed to be “independent directors.” Paul J. Severino has informed us that he will not to stand for re-election at the 2014 annual meeting, although he will continue to serve as a director until his term expires at the upcoming 2014 annual meeting. At the 2014 annual meeting, shareholders will accordingly have an opportunity to vote for each of the ten nominees listed below, of which eight are deemed to be “independent directors.” The persons named in the enclosed proxy card will vote for each of these nominees, unless you instruct them to vote otherwise on the proxy card (whether executed by you or through Internet or telephonic voting). Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ADI and our Board of Directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of ADI.

RAY STATA, Chairman of the Board of Directors; Director since 1965

Mr. Stata, age 79, has served as our Chairman of the Board of Directors since 1973 and served as an executive officer of our Company from its inception until April 2012. Mr. Stata served as our Chief Executive Officer from 1973 to November 1996 and as our President from 1971 to November 1991. We believe Mr. Stata’s qualifications to sit on our Board of Directors include his 49 years of experience and leadership in the semiconductor industry, including as our founder, our Chairman for 41 years and formerly as our President for 20 years. Mr. Stata will continue to serve as our Chairman of the Board of Directors in 2014.

VINCENT T. ROCHE, President and Chief Executive Officer; Director since May 2013

Mr. Roche, age 54, was appointed our Chief Executive Officer and elected as a Director in May 2013. Mr. Roche was appointed President of Analog Devices in 2012. Mr. Roche also served as our Vice President, Strategic Segments Group and Global Sales from October 2009 to November 2012, and as our Vice President, Worldwide Sales from March 2001 to October 2009. Mr. Roche began his career at ADI in 1988 as a senior marketing engineer, and he has served in key leadership positions over his 25 year career at ADI, including worldwide sales, strategic marketing, business development and product management. We believe that Mr. Roche’s qualifications to serve on the Board of Directors include his deep knowledge of the Company and its products, markets and customers.

RICHARD M. BEYER, Director since November 2013

Mr. Beyer, age 65, served as Chairman and Chief Executive Officer of Freescale Semiconductor, Inc. from 2008 to 2012 and served as a director of Freescale until April 2013. Prior to that, he served as Chief Executive Officer and as a director of Intersil Corporation from 2002 to 2008 and as President and Chief Executive Officer of Elantec Semiconductor, Inc. from 2000 to 2002. Mr. Beyer also serves as a director of Micron Technology, Inc. and Dialog Semiconductor PLC. We believe Mr. Beyer’s qualifications to sit on our Board of Directors include his decades of experience in the semiconductor industry as well as his extensive executive leadership experience.

JAMES A. CHAMPY, Director since 2003

Mr. Champy, age 71, retired in 2010 as Vice President of the Dell/Perot Systems business unit of Dell, Inc., a computer and technology services company. He was previously a Vice President and the Chairman of Consulting at Perot Systems Corporation from 1996 to November 2009. He served as a director of Perot Systems Corporation from 1996 to 2004. Mr. Champy is the author of several business books and is currently a Research Fellow at the Harvard Business School. We believe Mr. Champy’s qualifications to serve on our Board of Directors include his expertise in corporate strategy development and his organizational acumen.

JOHN C. HODGSON, Director since 2005

Mr. Hodgson, age 70, has been retired since December 2006. From 2002 until his retirement, Mr. Hodgson was a member of the Office of the Chief Executive of DuPont, a science-based products and services company. His executive officer positions at DuPont included Senior Vice President and Chief Marketing and Sales Officer from January 2006 to December 2006, Senior Vice President and Chief Customer Officer from May 2005 to January 2006, and Executive Vice President and Chief Marketing and Sales Officer from February 2002 to May 2005. Mr. Hodgson also served as Group Vice President and General Manager of DuPont iTechnologies from February 2000 to February 2002. We believe Mr. Hodgson’s qualifications to sit on our Board of Directors include his extensive sales and marketing experience with a complex, global technology company, as well as his executive leadership and experience with strategic, operational and financial matters.

YVES-ANDRE ISTEL, Director since 2007

Mr. Istel, age 77, has been a Senior Advisor to Rothschild, Inc., an international investment bank, since April 2002, and was Vice Chairman of Rothschild, Inc. from 1993 to April 2002. He was previously Chairman of Wasserstein Perella & Co. International and Managing Director of Wasserstein Perella & Co., Inc. from 1988 to 1992. Mr. Istel also served as a director of Imperial Sugar Company, a processor and marketer of refined sugar, from 2001 to 2011. Mr. Istel is currently chairman of Compagnie Financiere Richemont S.A., the parent group owning luxury goods companies, including Cartier and Montblanc. We believe Mr. Istel’s qualifications to sit on our Board of Directors include his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to complex organizations.

NEIL NOVICH, Director since 2008

Mr. Novich, age 59, is the former Chairman, President and Chief Executive Officer of Ryerson, Inc., a leading global metals distributor and fabricator. He joined Ryerson in 1994 as Chief Operating Officer and served in that role until 1999 when he was named Chairman, President and Chief Executive Officer, a position he held through 2007. Prior to that, he was a Director at Bain & Company, an international consulting firm. Mr. Novich also serves as a director of W.W. Grainger, Inc., Hillenbrand Inc. and Beacon Roofing Supply, Inc. and served as a director of Ryerson, Inc. during the past five years. We believe Mr. Novich’s qualifications to sit on our Board of Directors include his experience as a chief executive officer leading complex global organizations, combined with his broad operational and corporate governance expertise.

F. GRANT SAVIERS, Director since 1997

Mr. Saviers, age 69, has been retired since 1998. He served as Chairman of the Board of Directors of Adaptec, Inc., a provider of high performance computer input/output products, from 1997 to 1998, President from 1992 to 1995, and Chief Executive Officer from 1995 to 1998. Prior to Adaptec, Mr. Saviers was employed by Digital Equipment Corporation, where he served as Vice President, Storage Systems from 1981 to 1989, and as Vice President, Personal Computers and Peripherals from 1989 to 1992. We believe Mr. Saviers’ qualifications to serve on our Board of Directors include his experience in leading complex technology enterprises and his experience as a chief executive officer of a semiconductor company.

KENTON J. SICCHITANO, Director since 2003

Mr. Sicchitano, age 69, has been retired since July 2001. He joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, or PwC, in 1970 and became a partner in 1979. PwC is a public accounting firm. At the time of his retirement, Mr. Sicchitano was the Global Managing Partner of Independence and Regulatory Matters for PwC. During his 31-year tenure with PwC, Mr. Sicchitano held various positions including the Global Managing Partner of Audit/Business Advisory Services and the Global Managing Partner responsible for Audit/Business Advisory, Tax/Legal and Financial Advisory Services. Mr. Sicchitano also serves as a director of PerkinElmer, Inc. and MetLife, Inc. We believe Mr. Sicchitano’s qualifications to sit on our Board of Directors include his extensive experience with public and financial accounting matters for complex global organizations.

LISA T. SU, Director since 2012

Ms. Su, age 44, is Senior Vice President and General Manager, Global Business Units for Advanced Micro Devices, Inc., or AMD, a leading semiconductor manufacturer. Prior to joining AMD in January 2012, Ms. Su served as senior vice president and general manager, Networking and Multimedia, at Freescale Semiconductor, Inc. from 2008 to 2011 and prior to that, as Chief Technology Officer from 2007 to 2008. Ms. Su also spent 13 years with IBM in various engineering and business leadership positions; and was a member of the technical staff at Texas Instruments in the Semiconductor Process and Device Center. She has a bachelor’s, master’s and a doctorate degree in electrical engineering from the Massachusetts Institute of Technology (MIT) and is a Fellow of the Institute of Electrical and Electronics Engineers. We believe Ms. Su’s qualifications to serve on our Board of Directors include her experience as an executive in large semiconductor companies and her understanding of complex technologies.

Our Board of Directors recommends that you vote FOR the election of each of the above nominees.

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that Analog Devices is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of Analog Devices and our shareholders. In particular, we have adopted the following policies and procedures:

Declassified Board of Directors. We have a declassified Board of Directors and our bylaws provide for one-year terms for our directors. All of our directors will stand for election to one-year terms at this annual meeting.

Majority Voting for Election of Directors. Our bylaws provide for a majority voting standard in uncontested director elections, so a nominee is elected to the Board of Directors if the votes “for” that director exceed the votes “against” (with abstentions and broker non-votes not counted as for or against the election). If a nominee does not receive more “for” votes than “against” votes, the director must offer his or her resignation, which the Board of Directors must determine whether to accept and publicly disclose that determination.

Executive Sessions. At each regular meeting, our Board of Directors holds executive sessions of non-employee directors, who are all independent as defined under the NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules. Our lead director, James A. Champy, presides at these executive sessions. In addition, the committees of our Board of Directors also regularly hold executive sessions with their advisors without management present.

No Hedging Policy. We prohibit all hedging transactions or short sales involving Company securities by our directors and employees, including our executive officers.

No Pledging Policy. Since January 2013, we have prohibited our directors and executive officers from holding any Company securities in a margin account, and from any future pledging of their Company securities as collateral for a loan.

Equity Award Grant Date Policy. We do not time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so. In addition, the Compensation Committee has adopted specific written policies regarding the grant dates of stock option and stock-based awards made to our directors, executive officers and employees. See “Director Compensation” and “INFORMATION ABOUT EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Equity Award Grant Date Policy” below for more information.

You can access the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Equity Award Grant Date Policy at www.investor.analog.com/governance.cfm or by writing to:

Director of Investor Relations

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062

Phone: 781-461-3282

Fax: 781-461-3491

Email: investor.relations@analog.com

Determination of Independence

Under applicable NASDAQ Rules, a director of Analog Devices will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has established guidelines (within our Corporate Governance Guidelines) to assist it in determining whether a director has a relationship with Analog Devices that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These guidelines are posted on our website under www.investor.analog.com/governance.cfm. For relationships not covered by the guidelines, the determination of whether such a relationship exists is made by the members of our Board of Directors who are independent (as defined above). Our Board of Directors has determined that none of Messrs. Beyer, Champy, Hodgson, Istel, Novich, Saviers, Severino and Sicchitano or Ms. Su has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Rules. In determining the independence of the directors listed above, our Board of Directors considered each of the transactions discussed in “— Director Compensation” and “— Certain Relationships and Related Transactions.” Messrs. Stata and Roche are not “independent” because Mr. Stata was an employee of ADI until April 2012, and Mr. Roche is a current employee of the Company. We considered the Company’s annual laboratory membership with MIT (of which James A. Champy is a board member) and determined that the relationship was established in the ordinary course of business on an arms-length basis without the involvement of Mr. Champy, and is not material to MIT or the Company.

Director Candidates

Shareholders of record of Analog Devices may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to our shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in Analog Devices’ proxy card for the shareholders’ meeting at which his or her election is recommended.

Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of Analog Devices’ common stock for at least one year as of the date the recommendation is made, to the “Analog Devices Nominating and Corporate Governance Committee,” c/o Secretary, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, input from director search firms for identification and evaluation of candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders on a timely basis, the Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors,

by following the procedures set forth in ADI’s amended and restated bylaws and described in the response to the question “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2015 annual meeting?” above.

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, and diligence, the presence of any conflicts of interest and the ability of the candidate to act in the interests of all shareholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Analog Devices believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. While we do not have a policy regarding Board diversity, the Nominating and Corporate Governance Committee has instructed its director search firm to include gender, racial and ethnic diversity as part of its search criteria, consistent with the requirement for relevant experience, skills and industry familiarity.

Communications from Shareholders and Other Interested Parties

The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of Analog Devices’ internal legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to review. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances, commercial solicitations, and matters as to which Analog Devices tends to receive repetitive or duplicative communications.

Shareholders and other interested parties who wish to send communications on any topic to the Board of Directors (including the presiding director or the independent directors as a group) should address such communications to James A. Champy, Presiding Director, c/o Secretary, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines provide that the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate, unless otherwise determined by a majority of the Board of Directors. We currently separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our Chairman of the Board of Directors provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board of Directors. Because Mr. Stata, our Chairman, is not an independent director under the NASDAQ Rules, our Board of Directors has appointed James A. Champy as presiding director to preside at all executive sessions of independent directors. The Board of Directors holds executive sessions at each regular meeting.

Board of Directors Meetings and Committees

The Board of Directors has responsibility for reviewing our overall performance, rather than day-to-day operations. The Board of Directors’ primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board of Directors provides for the succession of the Chief Executive Officer, nominates for election at annual shareholder meetings individuals to serve as directors of Analog Devices, and elects individuals to fill any vacancies on the Board of Directors. It reviews corporate objectives and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Analog Devices. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met 14 times in fiscal 2013, including by telephone conference. During fiscal 2013, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors. The Audit Committee and the Nominating and Corporate Governance Committee must each review its respective charter periodically, while the Compensation Committee must review its charter annually. In addition, each Committee must conduct periodic self-evaluations of its own performance. Messrs. Stata and Roche are the only directors who are, or have been in the past three years, employees of Analog Devices and neither serves on any standing Board committee. In addition, neither participates in the portion of any Board or committee meeting during which his compensation is evaluated. All members of all three committees are independent, non-employee directors. The independent directors met in executive session without Mr. Stata or our Chief Executive Officer either before or during each in-person Board meeting in fiscal 2013.

Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual meetings of shareholders. All of our then-serving directors attended the 2013 Annual Meeting of Shareholders.

Audit Committee

The current members of our Audit Committee are Messrs. Sicchitano (Chair), Hodgson and Istel. The Board of Directors has determined that each of Messrs. Sicchitano, Hodgson and Istel qualifies as an “audit committee financial expert” under the rules of the SEC. Each of Messrs. Sicchitano, Hodgson and Istel is independent under the NASDAQ Rules, including the independence requirements contemplated by Rule 10A-3(b)(1) of the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement as required under the NASDAQ Rules. The Board of Directors has certified that it has at least one member of the audit committee who has past employment experience in finance or accounting as required by the NASDAQ Rules. None of Messrs. Sicchitano, Hodgson or Istel serves on the audit committees of more than two other public companies.

The Audit Committee assists the Board of Directors’ oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the authority to engage any independent legal, accounting and other advisors that it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of those advisors as established by the Audit Committee. The Audit Committee was responsible for selecting and appointing Ernst & Young LLP, our independent registered public accounting firm, and did not retain any other advisors during fiscal 2013. The Audit Committee met 12 times during fiscal 2013 (including by telephone conference). The responsibilities of our Audit Committee and its activities during fiscal 2013 are described in the Report of the Audit Committee below.

Compensation Committee

The current members of our Compensation Committee are Messrs. Novich (Chair), Beyer, Saviers and Severino. The Board of Directors has determined that each of Messrs. Novich, Beyer, Saviers and Severino is independent as defined under the NASDAQ Rules. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and our other executive officers, and makes recommendations to our Board of Directors regarding the compensation of our directors. The Compensation Committee oversees the evaluation of senior management. In connection with its oversight and administration of ADI’s cash and equity incentive plans, the Compensation Committee authorizes the granting of stock options, RSUs and other stock incentives (within guidelines established by our Board of Directors and in accordance with our equity granting policy) to our officers. In accordance with the terms of the 2006 Stock Incentive Plan, the Compensation Committee has delegated to our Chief Executive Officer the power to grant options, RSUs and other stock awards to employees who are not executive officers or directors, subject to specified thresholds and applicable law. Our Compensation Committee held eight meetings (including by telephone conference) during fiscal 2013.

Compensation Committee Consultants. The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of any independent legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of these advisors as established by the Compensation Committee. The Compensation Committee was assisted during fiscal 2013 by outside legal counsel as needed. The Compensation Committee retained Pearl Meyer and Partners (PM&P), an independent compensation consultant, during fiscal 2013. PM&P reports directly to the Compensation Committee and assists the Compensation Committee in evaluating and designing our executive and director compensation program and policies. In fiscal 2013, the Compensation Committee instructed PM&P to assist it in defining a peer group of companies, compare our executive and director compensation arrangements to those of the peer group, and provide market data and advice regarding executive and director compensation plan design. PM&P conducted a detailed analysis of the competitiveness and appropriateness of the Company’s total executive compensation opportunity in comparison to our peer group. PM&P also conducted a risk assessment of our executive compensation program. In connection with its work for the Compensation Committee, PM&P is invited to attend many of the Compensation Committee’s meetings and, upon request of the Compensation Committee, attends executive sessions of the Compensation Committee. PM&P is retained only by the Compensation Committee and does not provide any other consulting services to Analog Devices. The Compensation Committee also solicits advice from time to time from our outside counsel, WilmerHale. The Compensation Committee assesses the independence of its advisors on an annual basis. The Compensation Committee requested and received an independence letter from each of PM&P and WilmerHale in fiscal 2013 stating that each meets the independence standards prescribed by the SEC and NASDAQ for all work performed for the Compensation Committee during fiscal 2013. The activities of our Compensation Committee and the services PM&P performed for the Compensation Committee during fiscal 2013 are further described in “INFORMATION ABOUT EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Champy (Chair) and Saviers and Ms. Su. The Board of Directors has determined that each of Messrs. Champy and Saviers and Ms. Su is independent as defined under the NASDAQ Rules. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members consistent with criteria approved by the Board of Directors, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at any meeting of shareholders, recommend to the Board of Directors the directors to be appointed to each committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles and oversee the evaluation of the Board of Directors. The responsibilities of the Nominating and Corporate Governance Committee also include oversight of the Board of Directors’ review of succession planning with respect to senior executives and oversight of our Code of Business

Conduct and Ethics. The Nominating and Corporate Governance Committee has the authority to engage any independent legal and other advisors it deems necessary or appropriate to carry out its responsibilities, and in fiscal 2013, the Nominating and Corporate Governance Committee retained Korn/Ferry International, an independent executive search firm that assisted the Nominating and Corporate Governance Committee in identifying prospective director candidates. These independent advisors may be the regular advisors to the Company. The Nominating and Corporate Governance Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of these advisors as established by the Nominating and Corporate Governance Committee. For information relating to nominations of directors by our shareholders, see “— Director Candidates” above. Our Nominating and Corporate Governance Committee held five meetings during fiscal 2013 (including by telephone conference).

The Board of Directors’ Role in Risk Oversight

Management is responsible for day-to-day risk management activities. The Board of Directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Members of management report to the Board of Directors (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) regarding risk identification, risk management and risk mitigation strategies. In particular, the Audit Committee discusses ADI’s policies with respect to risk assessment and risk management as they apply to ADI’s financial statements, and the Compensation Committee considers whether ADI’s executive compensation program encourages excessive or inappropriate risk taking.

Report of the Audit Committee

The Audit Committee of the Board of Directors assisted the Board of Directors’ oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee also met privately with our independent registered public accounting firm and our internal auditors to discuss our financial statements and disclosures, accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, the independent registered public accounting firm and the internal auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K and the quarterly financial statements during fiscal 2013, including the specific disclosures in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reported on these meetings to our Board of Directors. The Audit Committee also selected and appointed our independent registered public accounting firm, reviewed the performance of the independent registered public accounting firm during the annual audit and on assignments unrelated to the audit, assessed the independence of the independent registered public accounting firm, and reviewed and approved the independent registered public accounting firm’s fees. The Audit Committee also has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board of Directors.

The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters to be discussed as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (ii) the independent registered public accounting firm’s independence from Analog Devices and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee on independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.

Based on its review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board of Directors approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 2, 2013. The Audit Committee also selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 1, 2014.

Audit Committee

Kenton J. Sicchitano, Chairman

John C. Hodgson

Yves-Andre Istel

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended November 2, 2013 and November 3, 2012.

	Fiscal 2013	Fiscal 2012
Audit Fees	$2,996,000	$2,123,000
Audit-Related Fees	90,000	95,000
Tax Fees	610,000	871,000

Total Fees	$3,696,000	$3,089,000

Audit Fees. These are fees related to professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, the reviews of our interim financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, reviews and comfort letter procedures related to our filings on Form S-3, assistance with registration statements and other periodic filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.

Audit-Related Fees. These are fees for assurance and related services and consisted primarily of audits of employee benefit plans, due diligence and consultations regarding proposed transactions and accounting matters not related to the annual audit.

Tax Fees. These are fees for professional services related to tax return preparation services for our expatriates, international tax returns, tax advice and planning, assistance with international tax audits and merger and acquisition tax advice and services. Included in this amount are fees of $308,000 in fiscal 2013 and $440,000 in fiscal 2012 for tax compliance services for our international affiliates and tax return preparation services for our expatriate employees on international assignments. Ernst & Young LLP does not provide tax services to any executive officer of Analog Devices.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Analog Devices by the independent registered public accounting firm during the following 12 months. At the time the pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee regarding each service actually provided to Analog Devices.

If the cost of any service exceeds the pre-approved monetary limit, that service must be approved (1) by the entire Audit Committee if the cost of the service exceeds $100,000 or (2) by the Chairman of the Audit Committee if the cost of the service is less than $100,000 but greater than $10,000. If the cost of any service exceeds the pre-approved monetary limit, individual items with a cost of less than $10,000 each do not require further pre-approval, provided that the total cost of all individual items does not exceed $40,000 and an update of all items in this category is provided to the Audit Committee at each quarterly scheduled meeting. However, if the cost of all the individual items will exceed $40,000, the Chairman of the Audit Committee must receive a summary of those items with a request for approval of any amounts to be incurred in excess of $40,000.

The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or non-audit services to be provided to Analog Devices by the independent registered public accounting firm for which the cost is less than $100,000. During fiscal years 2013 and 2012, no services were provided to Analog Devices by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Director Compensation

We grant equity awards to our non-employee directors as follows: 50% of each award consists of stock options and 50% of the award consists of RSUs. These stock options and RSUs vest in full on the first anniversary of the date of grant. On March 13, 2013, we granted each non-employee director, with the exception of Ms. Su, a stock option to purchase 11,860 shares of common stock, with an exercise price of $46.48 per share, and 1,940 RSUs for services to be provided during fiscal 2013. On March 13, 2013, Ms. Su, who joined the Board in June 2012, was granted a stock option to purchase 9,130 shares of common stock, with an exercise price of $46.48 per share, and 1,495 RSUs for services to be provided during fiscal 2013.

The following table details the total compensation earned by our non-employee directors in fiscal 2013.

2013 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
James A. Champy	90,000	87,533	87,515	—	265,048
John C. Hodgson	66,000	87,533	87,515	—	241,048
Yves-Andre Istel	66,000	87,533	87,515	—	241,048
Neil Novich	75,000	87,533	87,515	—	250,048
F. Grant Saviers	66,000	87,533	87,515	—	241,048
Paul J. Severino	63,000	87,533	87,515	—	238,048
Kenton J. Sicchitano	80,000	87,533	87,515	—	255,048
Ray Stata	250,000	87,533	87,515	9,733	434,781
Lisa T. Su	63,000	67,454	67,370	—	197,824

(1)	Mr. Beyer was elected as a director in November 2013 and did not serve during fiscal 2013. In connection with his election to the Board, Mr. Beyer was granted a stock option to purchase 2,970 shares of common stock, with an exercise price of $48.74 per share, and 500 RSUs on December 16, 2013.

(2)	This amount includes a $60,000 annual board retainer. An additional annual retainer of $20,000 is paid to the chair of the Audit Committee. An additional annual retainer of $15,000 is paid to the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. The Presiding Director also receives an additional annual retainer of $15,000. The members of the Audit Committee (other than the chair) received an additional annual retainer of $6,000 and the members of the Compensation and Nominating and Corporate Governance Committees (other than the chairs) received an additional annual retainer of $3,000. For 2013, Mr. Stata, as Chairman of the Board of Directors, received a total annual retainer of $250,000. All cash retainers are paid in quarterly installments each on the 15th day of December, March, June and September of each fiscal year.

(3)	These amounts represent the aggregate grant date fair value of awards for grants of RSUs or stock options to each listed director in fiscal 2013. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2013. We recognize the fair value as of the grant date for stock options and RSUs over the number of days of service required for the award to become vested.

(4)	The aggregate number of stock options and RSUs outstanding held by each director (representing unexercised stock options, both exercisable and unexercisable, and unvested RSUs) at November 2, 2013 is as follows:

Name	Number of Shares Subject to Option Awards Held as of November 2, 2013	Number of Restricted Stock Units that have not Vested as of November 2, 2013
James A. Champy	54,950	1,940
John C. Hodgson	79,950	1,940
Yves-Andre Istel	51,100	1,940
Neil Novich	59,253	1,940
F. Grant Saviers	97,950	1,940
Paul J. Severino	94,950	1,940
Kenton J. Sicchitano	112,950	1,940
Ray Stata	294,950	1,940
Lisa T. Su	18,160	1,495

The following table includes the assumptions used to calculate the grant date fair value amounts included in the “Stock Awards” and “Option Awards” column for fiscal 2013 Director Compensation.

	Exercise Price ($)	Assumptions
		Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
Stock options	46.48	24.570	5.40	0.994	2.926	7.379
RSUs	—	—	—	0.150	2.926	45.12

The grant date fair value of RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. We compute the grant date fair value of stock options using a Black-Scholes valuation methodology. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 3 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation,” included in our Annual Report on Form 10-K for the year ended November 2, 2013.

We also reimburse our directors for travel to Board meetings and related expenses. Each director can elect to defer receipt of his or her fees under our Deferred Compensation Plan, or DCP. See “INFORMATION ABOUT EXECUTIVE COMPENSATION — Non-Qualified Deferred Compensation Plan” below.

(5)	The amounts represent payment of medical and dental insurance premiums on behalf of Mr. Stata and his spouse.

Stock Ownership Guidelines for Non-Employee Directors

Under our stock ownership guidelines, the target share ownership level for non-employee directors is four times directors’ annual cash retainer. Directors have four years to achieve their targeted level. Shares subject to unexercised options, whether or not vested, and any shares that have been pledged as collateral for a loan will not be counted for purposes of satisfying these guidelines. Unvested RSUs are counted for purposes of satisfying the guidelines. Except for Ms. Su and Mr. Beyer, who were elected to the Board of Directors in June 2012 and November 2013, respectively, all directors satisfied our stock ownership guidelines as of the end of fiscal 2013.

Equity Award Policy for Non-Employee Directors

Our equity award grant policy for non-employee directors is as follows:

•

Each newly elected non-employee director elected other than at an annual meeting of shareholders is automatically granted under the 2006 Plan: (a) a non-qualified stock option to purchase a number of shares of our common stock approved by the Board of Directors at an exercise price equal to the closing price of our common stock on the grant date; and (b) an RSU award for a number of shares of our common stock approved by the Board of Directors, each on the 15th day of the month following the month of the date of initial election as a director, or if NASDAQ is closed on that day, the next succeeding business day that NASDAQ is open.

•

On an annual basis, each non-employee director elected or re-elected at an annual meeting of shareholders is automatically granted under the 2006 Plan: (a) a non-qualified stock option to purchase a number of shares of our common stock approved by the Board of Directors at an exercise price equal to the closing price of our common stock on the grant date; and (b) a RSU award for a number of shares of our common stock approved by the Board of Directors, each on the date of our annual meeting of shareholders, or if NASDAQ is closed on that day, the next succeeding business day that NASDAQ is open.

For fiscal 2013, stock options and RSUs granted to our non-employee directors under the 2006 Plan vested on the earlier of the date of the 2014 annual meeting of the first anniversary of the date of grant, subject to acceleration as described below. These awards vest in full upon the occurrence of a Change in Control Event (as defined in the 2006 Plan) or the director’s death. If the director ceases to serve as a director by reason of his disability, as determined by the Board of Directors, each RSU will vest in full and each option will continue to vest over its remaining term on the dates it otherwise would have vested if the director’s service had not been terminated for disability. In addition, upon the occurrence of a Change in Control Event or in the event of the director’s death, disability or retirement after age 60, each vested option will continue to be exercisable for the balance of its term.

Certain Relationships and Related Transactions

Transactions with Related Persons

During fiscal 2013, Mr. Stata’s cash retainer was $250,000. Following his retirement as an employee in 2012, the Company agreed to provide medical and dental benefits to Mr. Stata and his spouse during their lifetimes on the same basis as provided to U.S. employees of the Company. The value of those medical and dental benefits in 2013 was $9,733. On March 13, 2013, we granted a stock option to Mr. Stata for the purchase of 11,860 shares of our common stock at an exercise price of $46.48 per share and 1,940 RSUs. These awards vest on the earlier of the date of the 2014 annual meeting or the first anniversary of the grant date.

In June 2011, ADI acquired Lyric Semiconductor, Inc. (Lyric) for $14 million in the aggregate at closing, with additional contingent earn out payments based on the achievement of certain product-based milestones of up to $15 million and royalty payments of up to $25 million based on product sales following the closing. Mr. Stata, our founder and Chairman of the Board of Directors, served as Chairman of the Board of Lyric through the closing of the transaction. In addition, Stata Venture Partners II, LLC, a venture capital fund, held a significant equity position in Lyric. Mr. Stata serves as a general partner of Stata Venture Holdings II, LLC, which is a general partner of Stata Venture Partners II, LLC. Stata Venture Partners II, LLC was paid $4.5 million at the closing of the acquisition, and will be paid additional amounts up to an aggregate of approximately $8.1 million if all possible milestone and royalty payments are ultimately made. Mr. Stata’s economic interest in the payments to Stata Venture Partners II, LLC vary based on the satisfaction of conditions set forth in the partnership agreement for Stata Venture Partners II, LLC. In September 2013, Stata Venture Partners II, LLC received an additional $472,717 in consideration under the terms of the transaction. The maximum potential additional payments to Mr. Stata from the consideration paid or potentially payable to Stata Venture Partners II, LLC as a result of the acquisition are approximately $1,051,266 if all possible milestone and royalty payments are ultimately made and all conditions set forth in the partnership agreement for Stata Venture Partners II, LLC are satisfied. Mr. Stata recused himself from the votes regarding the acquisition. The acquisition, and Mr. Stata’s interests therein, were reviewed and approved by the Nominating and Corporate Governance Committee in accordance with our policies and procedures for related person transactions described below.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Analog Devices is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members, each of whom we refer to as a “related person”) has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•

the purpose of, and the potential benefits to us of, the transaction; and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in Analog Devices’ best interests. The Nominating and Corporate Governance Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or

•	5% of the annual gross revenues of company receiving payment under the transaction; and

•	the transactions that are specifically contemplated by provisions of Analog Devices’ charter or bylaws.

The policy provides that the transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting shareholder approval of the compensation of the executive officers named in our Summary Compensation Table below, who we refer to as our “named executive officers” or NEOs. Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this proxy statement, is hereby approved.

As required by the Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. But our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. You may vote for, against or abstain from voting on this matter.

ADI’s executive compensation program is designed to attract and retain strong executives to lead our complex, global organization. We seek to provide total compensation to our executives that is competitive with our peers, and we believe that our compensation programs are designed to encourage the most talented individuals to grow their careers at ADI. This approach proved crucial in 2013 when Jerald Fishman, our longtime Chief Executive Officer, died unexpectedly. Vincent Roche, our new Chief Executive Officer, and the rest of the management team have long tenure with our Company (averaging 17 years), which minimized disruption following Mr. Fishman’s death, and enabled us to continue to deliver strong business performance and financial results for our shareholders.

ADI has a longstanding philosophy and practice of paying executives for performance. In order to align our pay practices with shareholder interests, a significant percentage of each executive’s compensation is tied to the Company’s performance, in the form of variable cash incentive bonus payments and equity awards that rise in value only if our stock price increases.

Cash Incentive Bonus Payments. The Company’s semi-annual cash incentive bonus plan is specifically designed to pay more when our business results are strong and less when our results do not meet our targets. This approach has the benefit of reducing compensation expense in challenging years, which permits our Company to preserve strategic R&D programs in difficult times. The plan also rewards our executives with a payout of larger bonuses when the Company’s performance exceeds our targets. In 2013, as in prior years, our incentive program payments were based on ADI’s year-over-year revenue growth and quarterly operating profit margin, which we believe are important financial metrics affecting our stock price.

Equity Awards. Our equity-based compensation, which consists of stock options and time-based RSUs, is also designed to motivate performance because the value of those grants increases only if our stock price increases. Our equity compensation program is aligned with our shareholders’ interests as follows:

•

Our dilution rate is consistently low relative to our peer group. In fiscal 2013, our dilution rate was 1.6% on a gross basis and 1.5% on a net basis, compared to an average of 4.4% on a gross basis and 3.3% on a net basis for our peer group.

•

In order to maximize the retentive value of our equity grants, each grant vests over a number of years. Our RSU grants do not vest until the third anniversary of grant, and our stock options vest 20% per year on each of the first five anniversaries of the grant date.

•

In fiscal 2014, we expect to provide a portion of our executives’ equity compensation in the form of performance shares, which will vest upon achievement of certain performance metrics, as described more fully under “— Pay for Performance” below.

In fiscal 2013, a year in which ADI continued to deliver strong profits in a challenging global economy, aggregate payments under our cash incentive bonus plan were made at 58% of target. This result reflects achievement of our profitability target and revenue growth below our objective.

As a result of all of these factors, we believe that our compensation program is working as intended and appropriately aligns executive pay with Company performance.

Our Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We intend to provide compensation for our executives that is competitive with our peers, with an opportunity for increased compensation if the Company’s performance warrants. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards, and retirement and other employee benefits. We have designed our compensation program to make a substantial percentage of our executive pay variable, subject to increase when corporate targets are overachieved and reduction when corporate targets are not reached.

Compensation Processes and Philosophy

Our Compensation Committee has a two-fold philosophy regarding the total compensation of our senior executives:

•

First, encourage and reward our executives for their contributions to ADI’s performance and shareholder value by tying a significant portion of their total compensation directly to ADI’s short- and long-term performance, measured by operating profit before taxes, or OPBT, revenue growth (which we believe should in turn increase stock price) and stock price appreciation.

•

Second, ensure that our executive compensation is competitive and attracts and retains top executive talent by generally targeting the total compensation of our NEOs at approximately the 50th percentile of our peer group. In 2013, the Compensation Committee targeted the pay of Vincent Roche, our Chief Executive Officer appointed in 2013, below the 50th percentile because he was newly promoted to the position.

Our Chief Executive Officer’s compensation is described in more detail below under “— Chief Executive Officer Compensation.” Our other NEOs’ compensation is described in more detail below under “— Other Named Executive Officer Compensation.”

2013 Business Results

Our 2013 fiscal year was marked by strong financial performance in a year of continuing global economic uncertainty. Our business is largely driven by capital spending worldwide, and many regions experienced recession or significant economic growth slowdowns during the year. As a result, our 2013 revenue declined slightly as compared to our 2012 revenue. However, we maintained strong profitability, with gross margins of approximately 64.3% and operating margins of approximately 29%. We also produced operating cash of flow of $912 million, or 34.6% of sales. In 2013, we continued our program of returning cash to our shareholders, paying approximately $466 million in dividends and repurchases of the Company’s common stock. In aggregate, ADI continued to have solid performance in a year of challenging business conditions.

“Say on Pay” Feedback from Shareholders

Each year we submit our executive compensation program to an advisory vote of our shareholders as required by Section 14A of the Exchange Act. In 2013, our compensation program received the support of 89% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our shareholders about our executive compensation program including the “say on pay” vote. During the course of the year, we conducted a shareholder outreach program where we held in person and telephonic meetings with a variety of shareholders to seek more detailed feedback from them about our executive compensation program and how they value it. Our Compensation Committee carefully considers this feedback when making decisions regarding executive compensation.

Pay for Performance

A significant portion of the total compensation of our NEOs is directly linked to Company performance in the form of cash incentive bonus payments and equity awards. We believe this provides our executives an opportunity to earn above peer average compensation if ADI delivers superior results.

Cash Incentive Bonus Payments. We link a significant portion of our executives’ cash compensation to ADI’s performance, measured by our OPBT as a percentage of revenue and year-to-year revenue growth, through our performance incentive plan. All employees participate in our performance incentive plan, which provides us with a variable compensation structure, allowing us to reduce our compensation costs in challenging times and to reward performance when business conditions and results warrant. The performance metrics for our cash incentive plan are identical for employees and executives alike, which we believe drives consistent business goals. In 2013, 43% of Mr. Roche’s total cash compensation and 34% of the average total cash compensation of our other NEOs (excluding Mr. Fishman) was variable based on these performance metrics.

Our performance incentive plan takes into consideration our actual business results, compared to the strategic performance targets we set for our business. In setting our targets, we use an assessment of our business results relative to our peers to ensure that our performance targets are appropriately calibrated. Our Compensation Committee’s independent consultant, PM&P, conducted an analysis which compared our performance against the five-year average performance of our peers, including revenue growth and operating profits to help us determine the appropriate targets for fiscal 2013. The five-year average OPBT for our peer group was 19%, compared to our target of 30% in fiscal 2013. The five-year average revenue growth for our peer group was 3%, compared to our target of 8% in fiscal 2013.

Equity Awards. We also link pay and performance by providing a significant amount of our executives’ compensation in the form of equity awards, whose value is directly tied to our stock price performance. In 2013, approximately 54% of the average total compensation of our NEOs (excluding Mr. Fishman) was in the form of equity. In 2013, approximately 50% of the value of our executives’ equity was delivered in the form of stock options that provide a direct link between these awards and the appreciation of the stock owned by our shareholders, and approximately 50% of the value was delivered in the form of RSUs. The RSUs increase or decrease in value depending on our Company’s share performance.

In 2014, if our shareholders approve our Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan at our annual meeting, our Compensation Committee plans to add a performance-based vesting component to our executives’ grants, on the terms described more fully in “— Equity Compensation,” below.

Total Shareholder Return

Our total shareholder return, or TSR, performance (defined as share price appreciation plus cumulative cash dividend payments) on a one- and three-year basis was 28% and 58%, respectively. On the same basis, our TSR performance was at the 42nd percentile and 77th percentile of peer group performance, respectively.

The periods used to calculate our and our peer group share price appreciation and dividends paid were held constant, and represented the last trading day in October for each of the fiscal periods included in the TSR calculation.

Pay and Governance Practices

We avoid pay and governance practices that are considered to be unfriendly to shareholders. For example:

•	We have no guaranteed salary increases or non-performance-based bonuses.

•	We do not change our performance targets mid-year, even in challenging years.

•	We do not provide extensive perquisites to our executives.

•	Since 2009, our executive compensation arrangements for new executives do not contain tax gross up provisions for excess parachute payments.

•	We do not pay dividends on unvested equity awards.

•	We prohibit our executives and directors from engaging in hedging transactions or “short sales” involving Company securities.

•	We prohibit our executives and directors from holding any Company securities in a margin account, and, commencing in 2013, from any pledging of their Company securities as collateral for a loan.

Benchmarking

In making its compensation determinations, the Compensation Committee annually reviews the total compensation that each of our executives is eligible to receive against the compensation levels of comparable positions of a peer group of companies. The Compensation Committee seeks to select peer companies that are publicly traded, headquartered in the United States, compete in the semiconductor industry, compete with us for talent, and are similar to ADI in their product and services offerings, business model, revenue size and market capitalization. The composition of the peer group is reviewed annually by the Compensation Committee. In April 2013, the Compensation Committee conducted their annual peer group review. The median annual revenue of our peer group at that time was $2.5 billion, compared to our trailing four quarters revenue of $2.7 billion. The median market capitalization of our peer group at that time was $8.9 billion, compared to our market capitalization of $14.3 billion. Some companies in our peer group (such as Texas Instruments) fall outside our selection range. However, we include them in the peer group because they have similar product and services offerings as ADI, they are direct competitors of ADI, we compete with them for talent, and/or they include ADI in their own peer group. Because executive compensation comparisons are done using percentiles, rather than averages, we do not believe the data becomes skewed if a company falls outside our selection range.

The peer group used by the Compensation Committee in fiscal 2013 to evaluate compensation is:

2013 Peer Group

Altera Corp. Avago Technologies Ltd. Broadcom Corp. Freescale Semiconductor, Inc. Linear Technology Corp. LSI Corp.	Marvell Technology Group Ltd. Maxim Integrated Products, Inc. Microchip Technology Inc. Nvidia Corp. Texas Instruments Inc. Xilinx, Inc.

For officers in positions for which the 2013 peer group companies do not publicly disclose compensation data, the Compensation Committee reviewed PM&P’s 2013 CHiPS Executive and Senior Management Total Compensation Survey reflecting the average compensation, by position, of 15 semiconductor companies, which were considered the peer group for these officers and Radford’s 2013 Executive and Senior Management Total Compensation Survey.

Components of Executive Compensation

Annual compensation for our executive officers consists of the following principal elements:

Element	Objective	Fixed/Variable

Base salary	Attract talent and provide stable source of income.	Fixed

Cash incentive bonus award	Link pay and performance. Reward business performance, measured quarterly by operating profits as a percentage of revenue and year-to-year revenue growth.	Variable

Long-term equity compensation (stock options and RSUs)	Link pay and long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership in the Company.	Variable

Retirement and other employee benefits	Retain talent by providing financial protection and security.	Fixed

Base Salary

We generally set our executives’ base salaries at slightly below the 50th percentile of our peer group, with the assumption that if we achieve our operating profit and revenue growth target levels, the executive will receive total cash compensation at or above the 50th percentile of our peer group. In 2013, total compensation of our former Chief Executive Officer, Mr. Fishman, was targeted at the 75th percentile, due to his long tenure at the Company. In May 2013, when the Board of Directors promoted Mr. Roche to the role of Chief Executive Officer following Mr. Fishman’s death, Mr. Roche’s total compensation was targeted at the 30th percentile because he was newly promoted to the position.

2013 Executive Performance Incentive Plan

In October 2012, the Compensation Committee approved the terms of our 2013 Executive Performance Incentive Plan, or the executive performance incentive plan. The plan is designed to be variable, depending on ADI’s operating results. Executive and employee bonuses are calculated using the same plan targets.

All executive officers, including our NEOs, participated in our executive performance incentive plan. We calculated and paid bonuses under the 2013 plan as follows:

Base Salary	X	Individual Target Bonus Percentage	X	Bonus Payout Factor	=	Bonus Payout

Individual Target Bonus Percentage. For fiscal 2013, the Compensation Committee set target percentages of 150% for our Chief Executive Officer and between 75%—90% for our remaining NEOs. The Compensation Committee selected these target bonus percentages to ensure that a substantial portion of each executive’s cash compensation is linked directly to our business performance, and to ensure that total compensation is competitive with companies in our peer group. Our Chief Executive Officer’s target was set at 150% in order to tie the majority of his cash compensation directly to Company performance. The bonus target for our remaining NEOs provides those executives with a performance-based opportunity to earn target total compensation (consisting of salary, bonus and equity awards) at approximately the 50th percentile of the peer group.

Bonus Payout Factor. For fiscal 2013, we based the Bonus Payout Factor for the applicable quarterly bonus period on our OPBT as a percentage of revenue and revenue growth compared to the same quarter in the prior year. The OPBT and revenue growth targets for fiscal 2013 were 30% and 8%, respectively. These targets were equally applicable to our executives and our non-executive employees. The profitability target reflects the improvements we have made to our business performance in recent years. The growth target was chosen following review of the growth rates of our business and those of our peers in recent years.

While our executive performance incentive plan contains quarterly performance targets, the Compensation Committee designed this plan to drive long-term performance. The targets are directly linked to our long-term corporate strategy of improving operating profits and increasing revenue growth. We believe this combination ensures that we encourage a long-term focus on our business objectives, while measuring and rewarding progress against those objectives on a quarterly basis.

The Compensation Committee may adjust the OPBT and revenue growth metrics in its sole discretion to exclude special items such as (but not limited to) restructuring-related expense, acquisition-related expense, gain or loss on disposition of businesses, non-recurring royalty payments, and other similar non-cash or non-recurring items. The Compensation Committee may, in its discretion, exclude these items in order to prevent payments under the plan from being adversely or advantageously affected by one-time events.

The Compensation Committee reviews and approves our compensation targets at the beginning of each fiscal year, and historically these targets have not been re-set during the year, regardless of Company performance or economic conditions. We believe that this approach fosters accountability for our business results and is in keeping with our core belief that variable compensation expense, which increases when our performance is good and contracts when it is poor, gives us maximum flexibility to operate our business. While the OPBT and revenue growth targets are set annually, we measure performance against those targets on a quarterly basis, applying the corresponding Bonus Payout Factor to base salary for that quarter, and pay the bonus amounts on a semi-annual basis following the end of the second and fourth quarters.

We selected the OPBT and revenue growth targets in part based on the five-year averages of those metrics for our peer group. The five-year average OPBT for our peer group was 19%, compared to our target of 30% in fiscal 2013. The five-year average revenue growth for our peer group was 3%, compared to our target of 8% in fiscal 2013. Given historical profit margins in the industry, we do not pay any bonus if profit margins fall below 20%, regardless of what revenue level we achieve. If revenue declines, we do not pay on that portion of the bonus. We capped the Bonus Payout Factor at 300% for profit margins above 40% and revenue growth levels above 28%.

For fiscal 2013, the calculated OPBT, Revenue Growth and Bonus Payout Factor for each quarter were as follows:

	OPBT (50% weight)		Revenue Growth (50% weight)		Quarterly Bonus Payout Factor (average)
	OPBT as a Percentage of Revenue (by quarter)	Bonus Payout Factor (by quarter)	YTY Revenue Growth (by quarter)	Bonus Payout Factor (by quarter)
Q1	26.9%	0.69	3.4%	0.43	0.56
Q2	30.0%	1.00	0%	0	0.50
Q3	30.9%	1.18	0%	0	0.59
Q4	31.8%	1.36	0%	0	0.68

In fiscal 2013, a year in which we maintained strong profitability but revenue declined, aggregate payments under our executive performance incentive plan were made at 58% of target, which represents a decline of 43% over the prior year.

Funding of Executive Performance Incentive Plan. In order for any amount to be paid to certain of our executive officers under our executive performance incentive plan, such amounts would have to be funded under our Executive Section 162(m) Plan, or the 162(m) plan, which is a separate shareholder approved plan. The 162(m) plan is designed to ensure that the annual bonus compensation paid to certain of our executive officers under our executive performance incentive plan is not subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. In fiscal 2013, Mr. Roche was our only executive officer designated to participate under the 162(m) plan. Under the 162(m) plan, at the beginning of each fiscal year, the Compensation Committee allocates to each designated participant a portion of the annual incentive pool which is funded with 2% of the Company’s profits as described in the plan. Under the 162(m) plan, the Compensation Committee may use its discretion to decrease, but not increase, the amounts that may be paid to the participants out of their allocation of the funded incentive pool. The Compensation Committee has exercised this discretion by applying the performance goals of our executive performance incentive plan to the participants’ allocation of the funded incentive pool. For fiscal 2013, the 162(m) plan funded the incentive pool with an aggregate of $8.3 million, of which an aggregate of $0.3 million was distributed to the participants based on achievement of the performance goals under our executive performance incentive plan.

Equity Compensation

Our equity compensation program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our shareholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive analog semiconductor industry. We use stock options as a way to reward long-term value creation and RSUs as a retention tool and to enable our executives to accumulate stock ownership in the Company. In a volatile stock market, RSUs continue to provide value when stock options may not, which the Compensation Committee believes will be useful in retaining talented executives and employees in uncertain economic times. This mix of stock options and RSUs is a common practice among our peer group. Consistent with our Compensation Committee’s desire to tie pay to performance, the value of both of these awards is directly linked to the long-term performance of our stock price.

Our equity awards to our executives and other employees eligible to receive them are generally comprised of 50% of stock options that vest over five years, and 50% of RSUs that vest in full on the third anniversary of the grant date. We believe that meaningful vesting periods encourage recipients to remain with ADI over the long term. Because the value of the awards is based on our stock price, stock options and RSUs encourage recipients to focus on achievement of longer-term goals, such as strategic opportunities, technological innovation and shareholder return.

We set a goal each year to keep the shareholder dilution related to our equity compensation program to a certain percentage, calculated as the total number of shares of common stock underlying new equity grants made during the year, divided by the total number of outstanding shares of our common stock at the beginning of the year. Our gross and net dilution rate have been consistently lower than that of our peers over the past several years. For fiscal 2013, our gross dilution percentage was 1.6%, compared to an average of 4.4% for our peer group, and our net dilution percentage was 1.5%, compared to an average of 3.3% for our peers. For the last five years, our gross dilution percentage was 1.8% on average, compared to 4.7% on average for our peer group, and our net dilution percentage was 1.0% on average, compared to 2.8% on average for our peer group. For fiscal 2014, we set the maximum gross dilution percentage related to our equity program at 2.0%, which remains unchanged from fiscal 2013.

In 2014, if our shareholders approve our Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan, our Compensation Committee intends to add performance-based vesting to a portion of our executives’

annual equity grants. The Compensation Committee anticipates granting approximately 33% of our executives’ annual grants in the form of performance-based RSU awards, under which the number of shares of ADI common stock received following vesting will be based on ADI’s TSR performance measured against the TSR of our peer group of companies over a three-year period.

The Compensation Committee determined to add these performance-based RSUs for our executives to ensure a direct link exists between the value of our long-term incentives and the value that is created for our shareholders.

Executive Stock Ownership Guidelines

Under our guidelines, the target stock ownership levels are two times annual base salary for the Chief Executive Officer and one times annual base salary for other executive officers. The Chief Executive Officer has four years to achieve his targeted level. Executive officers other than the Chief Executive Officer have five years to achieve their targeted level. Shares subject to unexercised options, whether or not vested, will not be counted for purposes of satisfying these guidelines. RSUs (whether or not vested) are counted for purposes of satisfying the guidelines. All of our executive officers were in compliance with our stock ownership guidelines as of the end of fiscal 2013.

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and retirement plans. Executives are eligible to participate in all of our employee benefit plans on the same basis as our other employees. The retirement and other employee benefit component of our executive compensation program is designed to attract excellent candidates by providing financial protection and security, and reward our executives for the total commitment we expect from them in service to ADI.

We maintain a Deferred Compensation Plan under which our executive officers and directors, along with a group of highly compensated management and engineering employees, are eligible to defer receipt of some or all of their cash compensation. This plan offers many of the same investment options as our 401(k) plan. Under our DCP, we provide all participants (other than non-employee directors) with Company contributions equal to 8% of eligible deferred contributions.

In the United States, we contribute to our 401(k) plan on behalf all participants, including our NEOs, amounts equal to 5% of the employee’s eligible compensation, plus matching contributions up to an additional 3%, subject to Internal Revenue Service, or IRS, limits. For those employees who also participate in the DCP described above, any compensation that is deferred under that plan is not considered eligible compensation for purposes of our Company contributions under the 401(k) plan. We also provide employees who are eligible to participate in the 401(k) plan but whose compensation is greater than the amount that may be taken into account in any plan year as a result of IRS limits ($250,000 for fiscal 2013), with a taxable payment equal to 8% of the employee’s 401(k)-eligible compensation in excess of the IRS limit.

The Analog Devices International Retirement and Death Benefit Plan is a defined-benefit pension plan covering all employees of our Irish subsidiaries, including Messrs. Marshall and McAdam. This plan is described more fully below under “— Pension Benefits.” The Analog Devices International Investment Partnership Plan is a defined-contribution plan covering all executive employees of our Irish subsidiaries, including Messrs. Marshall and McAdam. Under this plan, we match employee contributions to the Analog Devices International Investment Partnership Plan, up to a maximum of 4% of their annual salary, subject to limits established by the Irish tax authorities.

Limited Perquisites

We do not award extensive perquisites to our executives. The only perquisites that we generally provide to our executives are automobiles and certain commuting expenses for Messrs. Marshall, McAdam and Meaney. In fiscal 2013, we reimbursed Mr. Meaney for his expenses in connection with his relocation to the United States. These items are detailed in the Summary Compensation Table below.

Compensation Recovery

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. We expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that Act. We have elected to wait until the SEC issues guidance regarding the proper form of a clawback policy in order to ensure that we implement a fully compliant policy, rather than implementing a policy that may require significant amendment after the SEC regulations are released.

Chief Executive Officer Compensation

In March 2013, when our longtime Chief Executive Officer, Mr. Fishman, died unexpectedly, Mr. Roche, our President, was named interim Chief Executive Officer. Mr. Roche was promoted to the Chief Executive Officer role on a permanent basis in May 2013.

In determining Mr. Roche’s compensation as Chief Executive Officer, the Compensation Committee considered all elements of Mr. Roche’s compensation, including an equity grant valued at $2,000,000, which Mr. Roche received in October 2012 (our prior fiscal year) in connection with his promotion to President. As Chief Executive Officer, Mr. Roche’s compensation is comprised of the following:

•	Annual base salary of $715,000;

•	Annual target bonus of 150% of base salary, calculated in accordance with the terms of the Company’s Executive Incentive Plan; and

•

an RSU grant with a Black-Scholes value of $765,304 (18,265 shares) and an option grant with a Black-Scholes value of $805,110 (102,690 shares). Mr. Roche’s RSU grant will vest in full on the third anniversary of its grant date, and Mr. Roche’s option grant will vest 20% per year on each of the first five anniversaries of the date of grant. These vesting terms are identical to those contained in all employee equity grants.

The Compensation Committee set Mr. Roche’s total compensation for fiscal 2013 (including in their calculation the value of his 2012 equity grant) at the 30th percentile of Chief Executive Officer compensation of our peer companies. The Compensation Committee believed that Mr. Roche’s 2013 compensation is appropriate because it is Mr. Roche’s first year serving in the role of Chief Executive Officer.

Our prior Chief Executive Officer, Mr. Fishman, earned compensation in 2013 of $1,663,124. That total was comprised of base salary of $413,672 earned from the commencement of our 2013 fiscal year through the date of his death in March 2013; and $1,249,452 in bonus payments, calculated by adding Mr. Fishman’s 2013 individual target bonus percentage of 160% of his annual base salary plus an additional bonus equal to his annual bonus multiplied by two, not to exceed $5 million in any year. Upon his death, the Company paid Mr. Fishman’s estate his first half bonus calculated using a multiplier of .53, which was the percentile applied to the bonus targets of all employees of the Company pursuant to the Company’s 2013 Performance Incentive Plan. The Company also provided to Mr. Fishman $55,000 in tax and estate planning services.

Compensation for Other Named Executive Officers

Base Salary

During fiscal 2013, the Compensation Committee authorized base salaries for our NEOs (other than our Chief Executive Officer), as follows:

Name of Executive	2013 Base Salary	2012 Base Salary	% Increase

David A. Zinsner	$470,000	$450,000	4.4%

Robert R. Marshall	$470,000	$450,000	4.4%

Robert P. McAdam	$470,000	$450,000	4.4%

Richard A. Meaney	$400,000	$308,443	29.7%

The Compensation Committee increased the base salaries of Messrs. Zinsner, Marshall and McAdam in order to maintain their salaries within the range of comparable salaries in our peer group. Mr. Meaney’s salary was increased significantly in connection with his promotion from Vice President, Converters, in which he led engineering for our core product line, to Vice President, Products and Technology Group, in which he assumed leadership over all of the Company’s product lines.

Equity Awards

The size of the equity awards approved by our Compensation Committee for our executives reflect the executive’s individual responsibilities and where that person is in his or her career with ADI. In fiscal 2013, the Compensation Committee authorized grants of stock options and RSUs to our NEOs (other than our Chief Executive Officer), as follows:

Name of Executive	Stock Options	RSUs

David A. Zinsner	102,900	17,855

Robert R. Marshall	102,900	17,855

Robert P. McAdam	102,900	17,855

Richard A. Meaney	28,990	5,300

In granting awards to Messrs. Zinsner, Marshall, McAdam and Meaney, the Compensation Committee considered the equity compensation levels of comparable executives at our peer group, as well as the equity already held by each executive. With respect to Mr. Meaney, the Compensation Committee included in their analysis of appropriate compensation the value of Mr. Meaney’s October 2012 equity grants of 36,000 stock options and 6,250 RSUs, which he received in connection with his promotion to Vice President, Products and Technology Group.

Severance, Retention and Change in Control Benefits

We enter into change in control retention agreements with each of our executive officers and other key employees. Among other things, these retention agreements provide for severance benefits if the employee’s service with us is terminated within 24 months after a change in control (as defined in each agreement) that was approved by our Board of Directors. See “— Change in Control Retention Agreements” below for additional information about these agreements.

We designed the change in control retention agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of ADI and our shareholders, without having to be concerned about their future employment. We believe that retaining the services of our key executives during a change in control scenario is critical. These agreements help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. The Compensation Committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The Compensation Committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interests of ADI. In fiscal 2013, the Compensation Committee asked PM&P, its compensation consultant, to review our severance, retention and change in control arrangements and PM&P determined that those arrangements were consistent with existing market practice in the semiconductor industry. Change in control retention agreements entered into between the Company and eligible employees since 2009 do not contain excess parachute payment tax gross-up provisions.

Under our 2006 Stock Incentive Plan, in the event of a change in control, all of our employees, including our NEOs, if they remain employed by ADI, would have one-half of the shares of common stock subject to their then outstanding unvested options accelerate and become immediately exercisable and one-half of their unvested RSUs would vest. The remaining one-half of the unvested options or RSUs would continue to vest in accordance with the original vesting schedules, and any remaining unvested options or RSUs would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without “cause” or for “good reason” (as defined in the plan). We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “— Potential Payments Upon Termination or Change in Control” below.

Equity Award Grant Date Policy

Our Compensation Committee has adopted specific policies regarding the grant dates of stock options, RSUs and other stock-based awards for our executive officers and employees. In each case, the exercise price of stock options equals the closing price of our common stock on the grant date.

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New Hire Grants: The grant date of all awards to newly hired executive officers and employees is the 15th day of the month after the date on which the individual commences employment with us (or the next succeeding business day that NASDAQ is open).

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Annual Grants: The grant date of all annual awards is the earlier to occur of (i) the business day immediately prior to the scheduled date of the annual meeting of shareholders, or (ii) the first business day of April that NASDAQ is open.

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Other Grants: All other awards granted to existing executive officers and employees throughout the year (off-cycle awards) have a grant date of the 15th day of the month (or the next succeeding business day that NASDAQ is open) provided the award is approved on or prior to such grant date.

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Foreign Registrations: Any awards requiring registration or approval in a foreign jurisdiction will have a grant date of the 15th day of the month (or the next succeeding business day that NASDAQ is open) following the effective date of that registration or approval.

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Blackout Periods: We do not authorize off-cycle awards to our executive officers during the quarterly and annual blackout periods under our insider trading policy. The quarterly and annual blackout periods begin three weeks before the end of each fiscal quarter and end on the third business day after we announce our quarterly earnings.

We describe the equity award grant date policy for our non-employee directors above under “Corporate Governance — Director Compensation.”

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the other executive officers whose compensation is required to be disclosed to our shareholders under the Exchange Act by reason of being among our most highly compensated officers (excluding the chief financial officer). Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In fiscal 2013, the shareholders approved our 162(m) plan which is intended to allow the annual bonuses that we pay to our executives to be exempt from Section 162(m) as qualified performance-based compensation. However, the Compensation Committee reviews the potential effect of Section 162(m) periodically, and the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Compensation Committee believes such payments are appropriate and in the best interests of ADI and our shareholders, after taking into consideration changing business conditions and the performance of our employees.

Messrs. Roche, Zinsner, Marshall and McAdam have change in control retention agreements that contain provisions regarding Section 280G of the Internal Revenue Code.

We expense in our financial statements the compensation that we pay to our executive officers, as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation under our 2006 Stock Incentive Plan and all predecessor plans in accordance with U.S. generally accepted accounting principles.

Risk Considerations in Our Compensation Program

Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent consultant, PM&P. In addition, our Compensation Committee asked PM&P to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

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We structure our pay to consist of both fixed and variable compensation with short- and long-term horizons. The fixed (salary) portion of compensation is designed to provide a steady income regardless of ADI’s stock price performance. The variable (cash bonus and stock option) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on OPBT and revenue growth targets. For long-term performance, our employee stock option awards generally vest over five years and our RSUs generally vest in full on the third anniversary of the grant date. Commencing in 2014, we anticipate that our NEOs will receive approximately 33% of their equity grants in the form of performance-based equity, which will be based on our TSR over a three-year period as compared to our peer companies. The value of all of their equity grants is exclusively dependent on our stock price performance. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

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Because OPBT and revenue growth are the performance measures for determining our cash incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate operating profits before taxes and revenue growth. If we do not achieve positive revenue growth, bonus payments for that element of the cash bonus program are not paid, and no payments are made under the program if we achieve OPBT of less than 20%.

•

We believe that our focus on both OPBT and revenue growth through our cash bonus program, and stock price performance through our equity compensation program provides a check on excessive risk taking. That is, even if our executives could inappropriately increase OPBT or revenue by excessively reducing expenses or adding new revenue sources that are inconsistent with our business model, this would be detrimental to ADI in the long run and could ultimately harm our stock price and the value of their equity awards. Conversely, if our executives were to add revenue sources at low margins in order to generate a higher growth multiple and increased stock prices, it could decrease OPBT and the value of their cash bonus payments. As a result, we believe our compensation program has appropriate balance and incentives to produce superior short- and long-term corporate results.

•	Our OPBT and revenue targets are applicable to our executives and employees alike across the organization. We believe this encourages consistent behavior across the organization.

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We cap our bonus payout factors at 300% also subject to the 162(m) plan limitations for participants in that plan. Even if we dramatically exceed our OPBT or revenue targets, bonus payments are limited. Conversely, we have a floor on the OPBT target so that profitability below a certain level will result in no bonus payments, regardless of revenue growth levels. We believe this avoids incentivizing management to drive revenue levels without regard to profitability.

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We have strict accounting policies and internal controls over the measurement and calculation of OPBT and revenue. For example, we do not recognize product revenue until our distributors sell those products to their customers. As a result, our product revenue fully reflects end customer purchases and is not impacted by distributor inventory levels.

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We have stock ownership guidelines, which we believe provide an incentive for management to consider ADI’s long-term interests because a portion of their personal investment portfolio consists of ADI stock. In addition, we prohibit all hedging transactions involving our stock so our directors, executives and employees cannot insulate themselves from the effects of ADI stock price performance.

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We have adopted a policy to prohibit our directors and executive officers from holding any Company securities in a margin account, and, as of 2013, from pledging of their Company securities as collateral for a loan.

We have equity award grant date guidelines that prohibit the timing or coordination of grants with the release of material information.

Summary Compensation

The following table contains certain information about the compensation that our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers earned in fiscal 2013, 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)

Jerald G. Fishman	2013	413,672	—	—		—	416,484	—	1,044,901	(6)(8)	1,875,057
Former Chief Executive Officer	2012	930,935	—	7,194,000	(3)	—	1,494,652	—	3,107,013	(6)(8)	12,726,600
	2011	930,935	—	—		—	2,923,997	—	5,088,961	(6)(8)	8,943,893

Vincent T. Roche	2013	627,404	—	765,304		805,110	481,162	34,142	50,192	(8)	2,763,314
President and Chief	2012	439,423	—	1,401,139		1,408,747	366,815	29,914	35,154	(8)	3,681,192
Executive Officer	2011	416,926	—	421,605		454,628	610,592	—	33,354	(8)	1,937,105

David A. Zinsner	2013	461,538	—	757,588		758,517	242,055	—	38,123	(8)	2,257,821
Vice President,	2012	446,538	—	526,639		551,486	371,977	—	36,923	(8)	1,933,563
Finance and Chief Financial Officer	2011	447,538	—	361,351		389,669	657,922	—	37,003	(8)	1,893,483

Robert R. Marshall	2013	461,667	—	757,588		758,517	243,784	463,445	40,443	(7)	2,725,444
Vice President,	2012	439,583	—	526,639		551,486	367,265	830,606	29,726	(7)	2,745,305
Worldwide	2011	418,395	—	421,605		454,628	617,360	454,163	65,923	(7)	2,432,074
Manufacturing

Robert P. McAdam	2013	461,667	—	757,588		758,517	243,784	348,088	38,486	(7)	2,608,130
Executive Vice President,	2012	439,583	—	526,639		551,486	367,265	344,173	36,380	(7)	2,265,526
Strategic Market Segments Group	2011	418,395	—	421,605		454,628	617,360	—	42,312	(7)	1,954,300

Richard A. Meaney (9)	2013	397,913	—	229,157		230,523	174,929	648,132	204,508	(7)(8)	1,885,162
Vice President, Products and Technology Group

(1)	Messrs. Marshall’s and McAdam’s salaries are denominated in U.S. dollars, but we pay them in euros. We calculate the euro equivalent by using the prior month’s average exchange rate. Commencing in January 2013, Mr. Marshall’s salary is paid in pounds sterling, calculated in the same manner. Mr. Meaney relocated to the United States from Ireland in February 2013. Prior to such relocation, his salary was paid in euros. We calculated the U.S. dollar equivalent by using the average yearly exchange rate, or 0.7581 euro per U.S. dollar for fiscal 2013.

(2)	These amounts represent the aggregate grant date fair value of stock option and RSU awards for fiscal 2013, 2012 and 2011, respectively. These amounts do not represent the actual amounts paid to or realized by the NEO for these awards during the respective fiscal years. We recognize the value as of the grant date for stock options and RSUs over the number of days of service required for the grant to become vested.

The following table includes the assumptions we used to calculate the grant date fair value reported for fiscal 2013, 2012 and 2011 on a grant-by-grant basis.

					Assumptions
Name	Grant Date	Options/ Restricted Stock Units Granted (#)		Exercise Price ($)	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value ($)

Jerald G. Fishman	10/15/2012	200,000	*	—	—	—	0.30	3.112	35.97
Vincent T. Roche	1/4/2011	12,070	*	—	—	—	1.16	2.345	34.93
	1/4/2011	52,630		37.52	29.37	5.3	2.14	2.345	8.6382
	3/15/2012	14,540	*	—	—	—	0.56	3.016	36.22
	3/15/2012	73,610		39.79	28.52	5.3	1.11	3.016	7.4920
	10/15/2012	25,000	*	—	—	—	0.30	3.112	34.98
	10/15/2012	144,000		38.56	25.34	5.3	0.67	3.112	5.9532
	6/17/2013	18,265	*	—	—	—	0.49	2.960	41.90
	6/17/2013	102,690		45.95	25.84	5.4	1.16	2.960	7.8402

David A. Zinsner	1/4/2011	10,345	*	—	—	—	1.16	2.345	34.93
	1/4/2011	45,110		37.52	29.37	5.3	2.14	2.345	8.6382
	3/15/2012	14,540	*	—	—	—	0.56	3.016	36.22
	3/15/2012	73,610		39.79	28.52	5.3	1.11	3.016	7.4920
	3/12/2013	17,855	*	—	—	—	0.41	2.926	42.43
	3/12/2013	102,900		46.48	24.57	5.4	0.98	2.926	7.3714

Robert R. Marshall	1/4/2011	12,070	*	—	—	—	1.16	2.345	34.93
	1/4/2011	52,630		37.52	29.37	5.3	2.14	2.345	8.6382
	3/15/2012	14,540	*	—	—	—	0.56	3.016	36.22
	3/15/2012	73,610		39.79	28.52	5.3	1.11	3.016	7.4920
	3/12/2013	17,855	*	—	—	—	0.41	2.926	42.43
	3/12/2013	102,900		46.48	24.57	5.4	0.98	2.926	7.3714

Robert P. McAdam	1/4/2011	12,070	*	—	—	—	1.16	2.345	34.93
	1/4/2011	52,630		37.52	29.37	5.3	2.14	2.345	8.6382
	3/15/2012	14,540	*	—	—	—	0.56	3.016	36.22
	3/15/2012	73,610		39.79	28.52	5.3	1.11	3.016	7.4920
	3/12/2013	17,855	*	—	—	—	0.41	2.926	42.43
	3/12/2013	102,900		46.48	24.57	5.4	0.98	2.926	7.3714

Richard A. Meaney	1/4/2011	4,860	*	—	—	—	1.16	2.345	34.93
	1/4/2011	21,200		37.52	29.37	5.3	2.14	2.345	8.6382
	3/15/2012	3,825	*	—	—	—	0.56	3.016	36.22
	3/15/2012	19,350		39.79	28.52	5.3	1.11	3.016	7.4920
	10/15/2012	6,250	*	—	—	—	0.30	3.112	34.98
	10/15/2012	36,000		38.56	25.34	5.3	0.67	3.112	5.9532
	3/12/2013	2,975	*	—	—	—	0.41	2.926	42.43
	3/12/2013	17,150		46.48	24.57	5.4	0.98	2.926	7.3714
	9/16/2013	2,325	*	—	—	—	1.77	2.816	44.27
	9/16/2013	11,840		48.30	25.51	5.4	1.77	2.816	8.7925

Entries above with asterisks (*) are RSUs and entries without asterisks are stock options. The grant date fair value of RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. The grant date fair value of stock options is computed using a Black-Scholes valuation methodology. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 3 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation,” included in our Annual Report on Form 10-K for the year ended November 2, 2013.

(3)	On October 15, 2012, the Company granted Mr. Fishman an award of 200,000 RSUs pursuant to the Company’s 2006 Stock Incentive Plan. The RSUs granted to Mr. Fishman accelerated in full upon his death in accordance with the terms of his restricted stock agreement.

(4)	In fiscal 2013, 2012 and 2011, we paid these amounts under our executive performance incentive plan. See “Compensation Discussion and Analysis” above for a discussion of how these amounts were determined under the plan. Messrs. Marshall’s and McAdam’s amounts above are denominated in U.S. dollars, but we pay them in euros. We calculate the euro equivalent by using the prior month’s average exchange rate for each of the three months within the quarter in which the bonus is earned. Commencing in January 2013, Mr. Marshall’s bonus is paid in pounds sterling, calculated in the same manner.

(5)	The values shown in the table represent the increase in pension values in each respective year. The increases included are denominated in euros. We calculated the U.S. dollar amount for fiscal 2013 using the exchange rate as of November 1, 2013, or 0.7356 euro per U.S. dollar, fiscal 2012 using the exchange rate as of November 1, 2012, or 0.7729 euro per U.S. dollar and for fiscal 2011 using the exchange rate as of November 1, 2011, or 0.7316 euro per U.S. dollar. The values reported do not include an aggregate decrease in the actuarial present value during fiscal 2011 for Messrs. McAdam and Roche of $610,753 and $43,513, respectively, under the Analog Devices International Retirement and Death Benefit Plan.

(6)	For fiscal 2013, 2012 and 2011, these amounts include $832,968, $2,989,304 and $5,000,000, respectively, that was payable to Mr. Fishman under his employment agreement dated January 14, 2010. The amount earned in each of fiscal 2013, 2012 and 2011 is equal to two times the amount of his bonus payable under our executive performance incentive plan for that year, subject to a $5 million cap.

(7)	These amounts include $40,443, $29,726 and $49,478 for Mr. Marshall and $38,486, $36,380 and $33,137 for Mr. McAdam for fiscal 2013, 2012 and 2011, respectively, and $28,735 for Mr. Meaney for fiscal 2013, for repairs, gas, tax, insurance, and certain commuting expenses related to their use of Company-owned automobiles. These amounts also include $23,558 for Mr. Meaney for fiscal 2013 and $16,445 for Mr. Marshall and $9,175 for Mr. McAdam for fiscal 2011, respectively, which we contributed under our retirement arrangements, including the Analog Devices International Retirement and Death Benefit Plan and the Analog Devices International Investment Partnership Plan. The automobile costs are incurred in euros. We calculated the U.S. dollar equivalent by using the average yearly exchange rate, or 0.7581 euro per U.S. dollar for fiscal 2013, 0.7737 euro per U.S. dollar for fiscal 2012 and 0.7172 euro per U.S. dollar for fiscal 2011.

(8)	In addition to amounts detailed above in footnotes 5 and 6, the amounts shown in the “All Other Compensation” column are comprised of the following:

Name	Fiscal Year	Company 401(k) Payments (a)	Payment of Expenses (b)	Reimbursement of Taxes (c)	Employee Service Award (d)	Healthcare Savings Account	Vacation Payout (e)	Relocation Expenses (e)

Jerald G. Fishman	2013	$33,094	$55,000	$48,273	—	$1,200	$74,366	—
	2012	$74,475	$20,506	$14,667	$6,861	$1,200	—	—
	2011	$74,475	$7,739	$5,547	—	$1,200	—	—

Vincent T. Roche	2013	$50,192	—	—	—	—	—	—
	2012	$35,154	—	—	—	—	—	—
	2011	$33,354	—	—	—	—	—	—

David A. Zinsner	2013	$36,923	—	—	—	$1,200	—	—
	2012	$35,723	—	—	—	$1,200	—	—
	2011	$35,803	—	—	—	$1,200	—	—

Richard A. Meaney	2013	$16,492	—	—	$1,660	—	$42,760	$91,303

(a)	Consists of the Company contribution into 401(k) plan accounts up to the permissible IRS limit and the taxable Company contribution in excess of IRS limits described under “Retirement and Other Employee Benefits” above.

(b)	Reimbursement for tax and estate planning associated with Mr. Fishman’s employment agreement.

(c)	Reimbursement for taxes associated with the expenses described above in note (b).

(d)	Paid in connection with our Employee Service Award Program.

(e)	Amounts paid to Mr. Meaney upon his relocation from Ireland to the United States during fiscal 2013. Such amounts were incurred in euros. We calculated the U.S. dollar equivalent by using the average yearly exchange rate, or 0.7581 euro per U.S. dollar for fiscal 2013.

(9)	Mr. Meaney became an executive officer of the Company on November 5, 2012.

Grants of Plan-Based Awards in Fiscal 2013

The following table presents information on plan-based awards in fiscal 2013 to our NEOs:

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise Price of Option Awards ($ Per Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)
Jerald G. Fishman	N/A	—	—	661,875	1,985,626	—	—	—	—
Vincent T. Roche	N/A	—	—	941,106	2,823,318	—	—	—	—
	6/17/2013	6/14/2013	—	—	—	18,265	—	—	765,304	(5)
	6/17/2013	6/14/2013	—	—	—	—	102,690	45.95	805,110	(6)
David A. Zinsner	N/A	—	—	415,385	1,246,154	—	—	—	—
	3/12/2013	3/12/2013	—	—	—	17,855	—	—	757,588	(5)
	3/12/2013	3/12/2013	—	—	—	—	102,900	46.48	758,517	(7)
Robert R. Marshall	N/A	—	—	415,501	1,246,502	—	—	—	—
	3/12/2013	3/12/2013	—	—	—	17,855	—	—	757,588	(5)
	3/12/2013	3/12/2013	—	—	—	—	102,900	46.48	758,517	(7)
Robert P. McAdam	N/A	—	—	415,501	1,246,502	—	—	—	—
	3/12/2013	3/12/2013	—	—	—	17,855	—	—	757,588	(5)
	3/12/2013	3/12/2013	—	—	—	—	102,900	46.48	758,517	(7)
Richard A. Meaney	N/A	—	—	298,434	895,303	—	—	—	—
	3/12/2013	3/12/2013	—	—	—	2,975	—	—	126,229	(5)
	3/12/2013	3/12/2013	—	—	—	—	17,150	46.48	126,420	(7)
	9/16/2013	9/09/2013	—	—	—	2,325	—	—	102,928	(5)
	9/16/2013	9/09/2013	—	—	—	—	11,840	48.30	104,103	(8)

(1)	The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable under our executive performance incentive plan, respectively. Amounts in the maximum column above reflect 300% of the executive’s target bonus, which is the cap under the plan. The actual amounts we paid are reflected in the Summary Compensation Table above and were as follows:

Name	Actual Payout under Non-Equity Incentive Plans for Fiscal 2013
Jerald G. Fishman	$416,484
Vincent T. Roche	$481,162
David A. Zinsner	$242,055
Robert R. Marshall	$243,784
Robert P. McAdam	$243,784
Richard A. Meaney	$174,929

See “— Compensation Discussion and Analysis” above for a discussion of how these amounts were determined under our executive performance incentive plan. These amounts are included in the Summary Compensation Table.

(2)	Represents RSUs granted under our 2006 Stock Incentive Plan. These units vest, so long as the executive continues to be employed with us, in one installment on the third anniversary of the grant date. Dividends are not payable on unvested RSUs.

(3)	Represents stock options granted under our 2006 Stock Incentive Plan. These options become exercisable, so long as the executive continues to be employed with us, in five equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(4)	The exercise price per share is equal to the closing price per share of our common stock on the date of grant.

(5)	This amount does not represent the actual amount paid to or realized by the executives for these awards during the fiscal year. This amount represents the grant date fair value of the RSUs, which is the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. The grant date fair value per share of the awards granted to Messrs. Zinsner, Marshall, McAdam and Meaney on March 12, 2013 was $42.43. The grant date fair value per share of the awards granted to Mr. Roche on June 17, 2013 was $41.90. The grant date fair value per share of the awards granted to Mr. Meaney on September 16, 2013 was $44.27. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

(6)	The grant date fair value of these stock options was $7.8402 per share and was computed using a Black-Scholes valuation methodology. We estimated the full grant date fair value of these options using the following assumptions: 1.16% risk free interest rate; 2.960% dividend yield; 25.84% expected volatility; and a 5.4-year expected life. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

(7)	The grant date fair value of each of these stock options was $7.3714 per share and was computed using a Black-Scholes valuation methodology. We estimated the full grant date fair value of these options using the following assumptions: 0.98% risk free interest rate; 2.926% dividend yield; 24.57% expected volatility; and a 5.4-year expected life. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

(8)	The grant date fair value of these stock options was $8.7925 per share and was computed using a Black-Scholes valuation methodology. We estimated the full grant date fair value of these options using the following assumptions: 1.77% risk free interest rate; 2.816% dividend yield; 25.51% expected volatility; and a 5.4-year expected life. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information with respect to outstanding stock options and restricted stock awards held by our NEOs as of November 2, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Jerald G. Fishman	210,000	—	33.41	1/4/2017	—		—

Vincent T. Roche	65,000	—	37.70	12/7/2014	—		—
	675	—	37.04	6/1/2015	—		—
	50,000	—	39.44	12/6/2015	—		—
	50,000	—	33.41	1/4/2017	—		—
	—	18,000	19.57	1/5/2019	—		—
	28,500	19,000	31.62	1/5/2020	—		—
	21,052	31,578	37.52	1/4/2021	12,070	(3)	599,638
	14,722	58,888	39.79	3/15/2022	14,540	(3)	722,347
	28,800	115,200	38.56	10/15/2022	25,000	(3)	1,242,000
	—	102,690	45.95	6/17/2023	18,265	(3)	907,405

David A. Zinsner	34,400	32,000	20.00	2/17/2019	7,000	(4)	347,760
	18,044	27,066	37.52	1/4/2021	10,345	(3)	513,940
	14,722	58,888	39.79	3/15/2022	14,540	(3)	722,347
	—	102,900	46.48	3/12/2023	17,855	(3)	887,036

Robert R. Marshall	517	—	48.41	6/1/2014	—		—
	65,000	—	37.70	12/7/2014	—		—
	675	—	37.04	6/1/2015	—		—
	50,000	—	39.44	12/6/2015	—		—
	50,000	—	33.41	1/4/2017	—		—
	50,000	—	29.91	1/3/2018	—		—
	60,000	15,000	19.57	1/5/2019	—		—
	28,500	19,000	31.62	1/5/2020	—		—
	21,052	31,578	37.52	1/4/2021	12,070	(3)	599,638
	14,722	58,888	39.79	3/15/2022	14,540	(3)	722,347
	—	102,900	46.48	3/12/2023	17,855	(3)	887,036

Robert P. McAdam	517	—	48.41	6/1/2014	—		—
	65,000	—	37.70	12/7/2014	—		—
	675	—	37.04	6/1/2015	—		—
	40,000	—	39.44	12/6/2015	—		—
	50,000	—	33.41	1/4/2017	—		—
	50,000	—	29.91	1/3/2018	—		—
	60,000	15,000	19.57	1/5/2019	—		—
	28,500	19,000	31.62	1/5/2020	—		—
	21,052	31,578	37.52	1/4/2021	12,070	(3)	599,638
	14,722	58,888	39.79	3/15/2022	14,540	(3)	722,347
	—	102,900	46.48	3/12/2023	17,855	(3)	887,036
Richard A. Meaney	261	—	48.41	6/1/2014	—		—
	30,000	—	33.41	1/4/2017	—		—
	30,000	—	29.91	1/3/2018	—		—
	32,000	8,000	19.57	1/5/2019	—		—
	12,012	8,008	31.62	1/5/2020	—		—
	8,480	12,720	37.52	1/4/2021	4,860	(3)	241,445
	3,870	15,480	39.79	3/15/2022	3,825	(3)	190,026
	7,200	28,800	38.56	10/15/2022	6,250	(3)	310,500
	—	17,150	46.48	3/12/2023	2,975	(3)	147,798
	—	11,840	48.30	9/16/2023	2,325	(3)	115,506

(1)	The unexercisable options held by these officers vest, subject to continued employment, as follows:

Grant Date	Vest Date	Vincent T. Roche	David A. Zinsner	Robert R. Marshall	Robert P. McAdam	Richard A. Meaney
1/5/2009	1/5/2014	18,000	—	15,000	15,000	8,000

2/17/2009	2/17/2014	—	32,000	—	—	—

1/5/2010	1/5/2014	9,500	—	9,500	9,500	4,004
	1/5/2015	9,500	—	9,500	9,500	4,004

1/4/2011	1/4/2014	10,526	9,022	10,526	10,526	4,240
	1/4/2015	10,526	9,022	10,526	10,526	4,240
	1/4/2016	10,526	9,022	10,526	10,526	4,240

3/15/2012	3/15/2014	14,722	14,722	14,722	14,722	3,870
	3/15/2015	14,722	14,722	14,722	14,722	3,870
	3/15/2016	14,722	14,722	14,722	14,722	3,870
	3/15/2017	14,722	14,722	14,722	14,722	3,870

10/15/2012	10/15/2014	28,800	—	—	—	7,200
	10/15/2015	28,800	—	—	—	7,200
	10/15/2016	28,800	—	—	—	7,200
	10/15/2017	28,800	—	—	—	7,200

3/12/2013	3/12/2014	—	20,580	20,580	20,580	3,430
	3/12/2015	—	20,580	20,580	20,580	3,430
	3/12/2016	—	20,580	20,580	20,580	3,430
	3/12/2017	—	20,580	20,580	20,580	3,430
	3/12/2018	—	20,580	20,580	20,580	3,430

6/17/2013	6/17/2014	20,538	—	—	—	—
	6/17/2015	20,538	—	—	—	—
	6/17/2016	20,538	—	—	—	—
	6/17/2017	20,538	—	—	—	—
	6/17/2018	20,538	—	—	—	—
9/16/2013	9/16/2014	—	—	—	—	2,368
	9/16/2015	—	—	—	—	2,368
	9/16/2016	—	—	—	—	2,368
	9/16/2017	—	—	—	—	2,368
	9/16/2018	—	—	—	—	2,368

(2)	The expiration date of each stock option award is ten years after its grant date.

(3)	The RSUs granted to Messrs. Roche, Zinsner, Marshall, McAdam and Meaney vest in one installment on the third anniversary of the grant date.

(4)	The RSUs granted to Mr. Zinsner on February 17, 2009 vest in five equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(5)	The market value was calculated based on $49.68, the closing price per share of our common stock on November 1, 2013.

Option Exercises and Stock Vested During Fiscal 2013

The following table contains information about the exercise of stock options by, and RSU awards that vested for, each of our NEOs during our fiscal year ended November 2, 2013:

	Option Awards		Stock Awards
Officer Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Jerald G. Fishman	840,000	6,164,517	360,000	15,805,200

Vincent T. Roche	164,173	1,830,224	12,825	546,986

David A. Zinsner	49,650	1,304,670	7,000	329,070

Robert R. Marshall	65,382	67,184	12,825	546,986

Robert P. McAdam	65,278	73,461	12,825	546,986

Richard A. Meaney	90,353	686,203	5,405	230,523

(1)	Value realized represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

(2)	Value realized represents the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.

Pension Benefits

The Analog Devices International Retirement and Death Benefit Plan is a defined-benefit pension plan covering the employees of our Irish subsidiaries, including Messrs. Marshall and McAdam. Messrs. Roche and Meaney previously worked for one of our Irish subsidiaries, and have accumulated benefits under this plan. Both are currently U.S. employees and therefore are not active members of the plan. This plan is consistent with defined-benefit pension plans commonly offered in Ireland and, because our Irish executives are not eligible to participate in our U.S.- based 401(k) plan, we make this comparable plan available to them.

A participant in this pension plan will be entitled to receive an annual pension equal to the sum of 1/60th of the participant’s “final pensionable salary,” multiplied by the number of years of “pensionable service” with us. “Final pensionable salary” is the annual average of the three highest consecutive “pensionable salaries” during the ten years preceding the normal retirement date or the termination date, if earlier. “Pensionable salary” at any date is the salary on that date less an amount equal to one and one-half times the State Pension payable under the Social Welfare Acts in Ireland. “Pensionable service” is the period of service of the participant with us up to the earliest to occur of the following: The normal retirement date, the date of the participant’s retirement or the date on which the participant’s service with us terminates. The normal retirement date under the pension plan is the last day of the month in which a participant attains his or her 65th birthday.

As part of their employment arrangements with us, Messrs. Marshall and McAdam are entitled to retire at age 60 and have their pension benefits increased to two-thirds of final pensionable salary. Compensation covered under this pension plan includes the salaries shown in the Summary Compensation Table above.

The following table sets forth the estimated present value of accumulated pension benefits for our NEOs as of November 2, 2013:

Pension Benefits for Fiscal 2013

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit ($)(2)(3)
Jerald G. Fishman	—	—	—

Vincent T. Roche	The Analog Devices International Retirement and Death Benefit Plan	5	198,357

David A. Zinsner	—	—	—

Robert R. Marshall	The Analog Devices International Retirement and Death Benefit Plan	37	4,668,621

Robert P. McAdam	The Analog Devices International Retirement and Death Benefit Plan	40	3,828,022

Richard A. Meaney	The Analog Devices International Retirement and Death Benefit Plan	36	3,142,622

(1)	The number of credited years of service is greater than the amount of actual years of service for Messrs. Marshall, McAdam and Meaney by nine years, twelve years and two years, respectively. The additional years of service represent the prorated amount of additional service years they have earned and are entitled to under the plan. The number of credited years of service is equal to the amount of actual years of service for Mr. Roche.

(2)	The present value of accumulated benefit for each of Messrs. Marshall, McAdam, Meaney and Roche assume the benefits are paid at normal retirement age.

(3)	The assumptions and valuation methods that we used to calculate the present value of the accumulated pension benefits shown are the same as those that we use for financial reporting purposes. The calculations use a discount rate of 4.00%, and a standard mortality table that assumes male members live approximately 29 years after age 60.

Non-Qualified Deferred Compensation Plan

Since 1995, our executive officers and directors, along with some of our management and engineering employees, have been eligible to participate in our Deferred Compensation Plan. We established the DCP to provide participants with the opportunity to defer receiving all or a portion of their compensation, which includes salary, bonus, director fees and Company matching contributions. Under our DCP, we provide all participants (other than non-employee directors) with Company contributions equal to 8% of eligible deferred contributions. Before January 1, 2005, participants could also defer gains on stock options and restricted stock awards that were granted before July 23, 1997. We have operated the DCP in a manner we believe is consistent with IRS guidance regarding non-qualified deferred compensation plans.

We credit each participant’s account with earnings on the deferred amounts. These earnings represent the amounts that the participant would have earned if the deferred amounts had been invested in one or more of the various investment options selected by the participant. Under the terms of the DCP, only the payment of the compensation earned is deferred; we do not defer the expense in our financial statements related to the participant’s deferred compensation and investment earnings. We charge the salary, bonuses, director fees and investment earnings on deferred balances to our income statement as an expense in the period in which the participant earned the compensation. Our balance sheet includes separate line items for Deferred Compensation Plan Investments and Deferred Compensation Plan Liabilities.

We hold DCP assets in a separate Rabbi trust segregated from other assets. We invest in the same investment alternatives that the DCP participants select for their DCP balances. Participants whose employment with us terminates due to retirement after reaching age 62, disability or death will be paid their DCP balance in either a lump sum or in installments over ten or fewer years, based on the elections they have made. Participants (other than key employees, including our NEOs) who terminate their employment with us for any other reason will receive payment of their DCP balance in the form of a lump sum upon their termination of employment. Payments to our NEOs and key employees will be delayed six months and as otherwise required by relevant tax regulations.

Messrs. Marshall and McAdam are not eligible to participate in the DCP because it is available only to U.S. taxpayers. Mr. Meaney became eligible to participate in the DCP upon his relocation to the United States in February 2013. The following table shows the non-qualified deferred compensation activity for Messrs. Fishman, Roche, Zinsner and Meaney during fiscal 2013:

Non-Qualified Deferred Compensation for Fiscal 2013

Name	Executive Contributions in Last Fiscal Year ($)	Analog Devices Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jerald G. Fishman	—	—	60,175	(14,994,058)	—
Vincent T. Roche	4,135	331	107,527	—	605,361
David A. Zinsner	—	—	84	—	88,926
Richard A. Meaney	92,308	7,385	16	—	99,709

(1)	These amounts are included in the Summary Compensation Table above in the “All Other Compensation” column.

(2)	These amounts are excluded from the Summary Compensation Table above in accordance with SEC regulations, as we did not pay above-market earnings on deferred compensation in fiscal 2013.

Change in Control Retention Agreements

We enter into change in control retention agreements with each of our executive officers and other key employees. These agreements provide for severance benefits if any of the following occurs:

•

within 24 months after a change in control (as defined in each agreement) that was approved by our Board of Directors, we terminate the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability;

•	within 24 months after a change in control that was approved by our Board of Directors, the employee terminates his or her employment for “good reason” (as defined in the agreement); or

•

within 12 months after a change in control that was not approved by our Board of Directors, we or the employee terminates the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability.

For purposes of our change in control retention agreements, a “change in control” occurs when:

•	any person or entity becomes the beneficial owner of 30% or more of the combined voting power of our outstanding securities;

•	our shareholders approve specified mergers of ADI with another entity; or

•	our shareholders approve a plan of liquidation or sale of all, or substantially all, of ADI’s assets.

These agreements provide for the following severance benefits in the event of termination following a change in control approved by the Board of Directors:

•

a lump-sum payment equal to 200% (299% in the case of certain employees who are parties to the agreements, including each of our NEOs) of the sum of the employee’s annual base salary (as of the date of termination or the date of the change in control, whichever is higher) plus the total cash bonuses paid or awarded to him or her in the four fiscal quarters preceding his or her termination; and

•	the continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months.

If payments to the employee under his or her agreement (together with any other payments or benefits, including the accelerated vesting of stock options or restricted stock awards that the employee receives in connection with a change in control) would trigger the provisions of Sections 280G and 4999 of the Internal Revenue Code, the change in control employee retention agreements provide for the payment of an additional amount so that the employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. In September 2009, our Compensation Committee eliminated this provision from any new employee retention agreements.

Each agreement provides that, in the event of a potential change in control (as defined in each agreement), the employee will not voluntarily resign as an employee, subject to certain conditions, for at least six months after the change in control occurs. The Compensation Committee reviews these agreements each year, and the agreements automatically renew each year unless we give the employee three months’ notice that his or her agreement will not be extended.

Potential Payments Upon Termination or Change in Control

Payments upon a change in control for our NEOs are calculated based upon the change-in-control retention agreements described above under “— Change in Control Retention Agreements.” Under our 2006 Stock Incentive Plan, in the event of a change in control, all of our employees, including our NEOs, if they remain employed by ADI, would have one-half of the shares of common stock subject to their then-outstanding unvested options accelerate and become immediately exercisable and one-half of their unvested RSUs would vest. The remaining one-half of the unvested options or RSUs would continue to vest in accordance with the original vesting schedules, and any remaining unvested options or RSUs would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without cause or for good reason.

Upon a change in control approved by the Board of Directors, if we terminate an executive officer’s employment for cause or if the executive officer terminates his or her employment other than for good reason, then the executive officer will receive his or her full base salary and all other compensation through the date of termination at the rate in effect at the time that the termination notice is given and we will have no further obligations to the executive officer. When the employment of an executive officer terminates in a situation that does not involve a change in control, the officer is entitled to receive the same benefits as any other terminating employee. This applies regardless of the reason for termination.

The following tables quantify the amounts that would be payable to the NEOs named in the Summary Compensation Table upon termination of their employment. The amounts shown assume that the terminations were effective on the last day of our fiscal year, or November 2, 2013. The tables do not include the accumulated benefit under the Analog Devices International Retirement and Death Benefit Plan or our DCP that would be paid to our NEOs described above under “Pension Benefits” and “Non-Qualified Deferred Compensation Plan,” or any other employee benefits, except to the extent that the officer is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options held by each executive as of November 2, 2013. The actual amounts that would be paid out would depend on which options were exercised and, therefore, can only be determined at the time of the executive officer’s termination of employment.

	Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control(1)					Termination by Death(2)
	David A. Zinsner	Robert R. Marshall	Robert P. McAdam	Vincent T. Roche	Richard A. Meaney	Robert R. Marshall	Richard A. Meaney

Cash Severance(3)	$1,405,300	$1,405,300	$1,405,300	$2,137,850	$1,196,000	—	—

Cash Bonus(4)	$804,723	$790,552	$790,552	$1,214,908	$494,533	—	—

Value of Accelerated Vesting of Stock Awards(5)(6)	$4,661,648	$4,299,482	$4,299,482	$6,986,959	$2,090,027	—	—

Incremental Pension Benefit	—	—	—	—	—	$638,926	$318,958

Value of Medical and Other Benefits(7)	$29,148	$11,444	—	$35,012	$36,472	—	—

Total	$6,900,819	$6,506,778	$6,495,334	$10,374,729	$3,817,032	$638,926	$318,958

(1)	The benefits shown are also payable if the executive officer voluntarily leaves within 12 months after a change in control that is not approved by our board of directors.

(2)	Amount represents the incremental benefit that would be granted to executives actively participating in the Analog Devices International Retirement and Death Benefit Plan (Messrs. Marshall and Meaney) upon death. Upon their death, executives receive a lump sum death benefit of four times their annual pensionable salary, while non-executive employees receive a lump sum death benefit of three times their annual pensionable salary. The amount reflected in the table reflects one year of the executive’s annual salary and represents the enhancement of the death benefit calculation for executives over non-executive employees.

(3)	Based upon a multiplier of 299% of the executive officer’s base salary.

(4)	Based upon a multiplier of 299% of the sum of the executive officer’s total cash bonuses awarded to him in the four fiscal quarters preceding his termination.

(5)	The value of accelerated unvested options as of November 2, 2013 is calculated by taking the difference between the closing price of our common stock on NASDAQ on the last trading day of the fiscal year ($49.68 on November 1, 2013) and the option exercise price and multiplying it by the number of accelerated options. For RSUs, the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units.

(6)	As of November 2, 2013, upon termination by us without cause or by the NEO for good reason after a change in control event, the officer would be entitled to acceleration of vesting of all outstanding unvested stock options or RSUs as follows:

Name	Number of Unvested Option Awards that Accelerate upon Termination After a Change in Control	Number of Unvested RSUs that Accelerate upon Termination After a Change in Control
Vincent T. Roche	345,356	69,875
David A. Zinsner	220,854	49,740
Robert R. Marshall	227,366	44,465
Robert P. McAdam	227,366	44,465
Richard A. Meaney	101,998	20,235

(7)

Amounts include life, disability, dental, accident and group health insurance benefit continuation for 24 months after a termination in connection with a change in control. The annual benefit costs for each executive are: $17,506 for Mr. Roche, $14,574 for Mr. Zinsner, $5,722 for Mr. Marshall and $18,236 for Mr. Meaney. Mr. McAdam has reached his normal retirement age and is no longer eligible for the Company-provided life, disability, dental, accident and group health insurance benefit continuation.

Equity Award Program Description

Our equity award program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our shareholders. Under our 2006 Stock Incentive Plan, we may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to all employees, officers, directors, consultants and advisors of ADI. All stock options have a term of ten years and for employees generally vest in five equal installments on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The 2006 Stock Incentive Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee RSUs vest in full on the third anniversary of the date of grant.

We can make equity award grants to executive officers and directors only from shareholder-approved plans after the Compensation Committee reviews and approves the grants. All members of the Compensation Committee are independent directors, as defined by the NASDAQ Rules.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of November 2, 2013 about the securities which are either already issued, or authorized for future issuance, under the following equity compensation plans: our 2006 Stock Incentive Plan, our 2001 Broad-Based Stock Option Plan and our 1998 Stock Option Plan.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	20,198,136	(1)	$33.11	(2)	3,353,057	(3)
Equity compensation plans not approved by shareholders	1,286,659	(4)	$39.80		—

Total	21,484,795		$33.56	(2)	3,353,057

(1)	Includes 2,492,516 RSUs that were outstanding on November 2, 2013.

(2)	Only stock option awards were used in computing the weighted-average exercise price.

(3)	Our 2006 Stock Incentive Plan, which was approved by shareholders in March 2006, allows for the issuance of 15 million shares of our common stock, plus any shares that were subject to outstanding options under our 1998 Stock Option Plan and our 2001 Broad-Based Stock Option Plan as of January 23, 2006 that are subsequently terminated or expire without being exercised. Shares not issued as a result of a net settlement, used to pay withholding tax, or surrendered but not issued as new awards under a shareholder approved option exchange program are not available for use under the plan. Additionally, the 2006 Stock Incentive Plan provides that for purposes of determining the number of shares available for issuance under the 2006 Stock Incentive Plan, any restricted stock award, restricted stock unit or other stock-based award with a per share or per unit price lower than the fair market value of our common stock on the date of grant, or a Full-Value Award, counts as three shares for each share subject to the Full-Value Award.

(4)	Consists of shares issuable upon the exercise of outstanding options granted under our 2001 Broad-Based Stock Option Plan, which did not require the approval of shareholders and has not been approved by our shareholders. Since our adoption of the 2006 Stock Incentive Plan, we may make no further grants under the 2001 Broad-Based Stock Option Plan. A description of the 2001 Broad-Based Stock Option Plan appears below.

2001 Broad-Based Stock Option Plan

In December 2001, our Board of Directors adopted the 2001 Broad-Based Stock Option Plan, or 2001 Plan, under which we were permitted to grant non-statutory stock options for up to 50,000,000 shares of common stock to employees, consultants and advisors of ADI and its subsidiaries, other than executive officers and directors. The 2001 Plan was filed most recently as an exhibit to our Annual Report on Form 10-K for the fiscal year ended November 2, 2002 (File No. 1-7819). In December 2002, our Board of Directors adopted an amendment to the 2001 Plan to provide that the terms of outstanding options under the 2001 Plan may not be amended to provide an option exercise price per share that is lower than the original option exercise price per share.

If ADI is reorganized or acquired, then the 2001 Plan requires our Board of Directors to ensure that the acquiring or succeeding entity assumes, or substitutes equivalent options for, all of the outstanding options. If not, all then unexercised options become exercisable in full and terminate immediately before the reorganization or acquisition is consummated. If the options are assumed or replaced with substituted options, then they would continue to vest in accordance with their original vesting schedules. If the reorganization event also constitutes a change in control of ADI, then one-half of the shares of common stock subject to then outstanding unvested options would become immediately exercisable and the remaining one-half of the unvested options would continue to vest in accordance with their original vesting schedules. However, any remaining unvested options held by an optionee would vest and become exercisable in full if, on or before the first anniversary of the change in control, the optionee’s employment were terminated without “cause” or for “good reason” (as those terms are defined in the 2001 Plan).

Since our adoption of the 2006 Stock Incentive Plan, our Board of Directors determined that we may make no further grants under the 2001 Plan. If any option previously granted under the 2001 Plan expires or is terminated, surrendered, canceled or forfeited after January 23, 2006, the unused shares of common stock covered by that option will be available for grant under the 2006 Stock Incentive Plan.

Employee Service Award Program

Our Employee Service Award Program is designed to recognize and thank employees for their long-term working relationship with ADI. All regular employees other than executive officers are eligible to receive these awards in the form of shares of our common stock. Our executive officers receive these awards in cash instead of stock. We grant these awards to employees starting with the employee’s tenth anniversary of employment with us, and after the tenth anniversary, we grant the awards at the end of each subsequent five-year period of employment with us. The value of the award at the employee’s tenth anniversary with us is $1,000 and the value of the award increases by $500 at each subsequent five-year service milestone. The number of shares awarded to an eligible employee is equal to the dollar value of the award divided by the closing per share price of our common stock as reported on NASDAQ on a specified date. The shares awarded are issued under our 2006 Stock Incentive Plan. Our Board of Directors may terminate, amend or suspend the program at any time at its discretion.

Compensation Committee Interlocks and Insider Participation

During fiscal 2013, Messrs. Novich, Saviers and Severino served as members of our Compensation Committee. No member of our Compensation Committee was at any time during fiscal 2013, or formerly, an officer or employee of ADI or any subsidiary of ADI. No member of our Compensation Committee had any relationship with us during fiscal 2013 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

During fiscal 2013, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Neil Novich, Chairman

Richard M. Beyer

F. Grant Saviers

Paul J. Severino

PROPOSAL 3 — APPROVAL OF AMENDED AND RESTATED ANALOG DEVICES, INC.

2006 STOCK INCENTIVE PLAN

Introduction

We are asking our shareholders to approve an amendment and restatement of our 2006 Stock Incentive Plan, or the 2006 Plan, at the Annual Meeting. Our 2006 Plan was originally adopted by our Board of Directors on January 23, 2006 and approved by our shareholders on March 14, 2006 and was subsequently amended by our Board of Directors in March 2006, June 2009, September 2009, December 2009, December 2010 and June 2011, which amendments implemented various changes to our foreign subplans and addressed the requirements of Section 409A of the Code. We refer to the 2006 Plan as amended by the foregoing amendments as the Amended 2006 Plan. On December 12, 2013, our Board of Directors approved an amendment and restatement of our Amended 2006 Plan, which we refer to as the Amended and Restated 2006 Plan, subject to the approval of our shareholders.

The Amended and Restated 2006 Plan contains several material changes to the Amended 2006 Plan that, in addition to increasing the number of shares of common stock available for issuance under the plan, better align the plan with the most recent guidelines for equity incentive plans established by certain shareholders, the latest developments in law and accounting related to equity incentive plans, and current practices in equity compensation. In particular, the amendments included in the Amended and Restated 2006 Plan:

•	Increase the aggregate number of shares of our common stock authorized for issuance under the plan by 19,000,000 shares;

•

Eliminate the fungible share counting provisions of the Amended 2006 Plan so that after the Annual Meeting, shares subject to all types of awards granted under the Amended and Restated 2006 Plan will count against the available share limit as one share for every one share subject to the award, whereas under the Amended 2006 Plan, shares subject to awards of options and stock appreciation rights (SARs) counted as one share for every one share subject to the option or SAR, but shares subject to awards other than options and SARs (which we refer to as full-value awards) counted as three shares for every one share subject to the award;

•	Allow shares used to satisfy statutory minimum tax withholding obligations on full-value awards to be returned to the Amended and Restated 2006 Plan for the grant of future awards;

•

Provide that shares that we repurchase on the open market using proceeds from the exercise of awards will not increase the number of shares available for issuance under the Amended and Restated 2006 Plan;

•

Require that discretionary awards to our non-employee directors be granted and administered by a committee of the Board of Directors, all of the members of which are independent as defined under the NASDAQ Rules;

•	Limit the number of shares with respect to which awards may be granted to each non-employee director to 50,000 per fiscal year;

•	Enhance the prohibitions on the repricing of options and SARs without shareholder approval;

•

Remove certain minimum vesting requirements for full-value awards (although it remains our general practice to grant all employee awards with vesting schedules of at least three years, or at least one year in the case of awards that vest based on the achievement of performance metrics);

•	Require that no dividends or dividend equivalents will be paid with respect to full-value awards unless and until the underlying award vests;

•	For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code,
(i) confirm the limit on the number of shares that may be made subject to awards granted per participant under the Amended and Restated 2006 Plan per fiscal year; and (ii) confirm existing, and add new, performance criteria upon which performance goals may be based with respect to performance awards granted under the Amended and Restated 2006 Plan;

•	Extend the term of the Amended and Restated 2006 Plan until March 12, 2021; and

•	Make various clarifying changes for ease of administration, conformity with legal and accounting requirements and the current practices in equity compensation.

Why We Are Requesting Shareholder Approval of the Amended and Restated 2006 Plan

The approval by our shareholders of the Amended and Restated 2006 Plan will allow us to continue to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock unit awards to our employees, officers and directors, as well as consultants and advisors. We believe that our ability to grant this broad array of equity incentives is critical to secure, retain and incent our talented service providers and to respond to market conditions and best practices, while at the same time balancing the dilution to our shareholders caused by our equity incentive programs.

The approval by our shareholders of the Amended and Restated 2006 Plan will also constitute approval of the terms and conditions of the plan that allow us to grant stock options and performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) limits to $1 million the deduction that a public company may take with respect to compensation paid to its chief executive officer and the three other most highly compensated officers (other than the chief executive officer and chief financial officer). There is an exception to this deduction limitation, however, for “performance-based compensation” meeting the requirements of Section 162(m). Among those requirements, the Amended and Restated 2006 Plan must (i) describe the employees eligible to participate in the plan, (ii) provide a per-participant limit on the number of shares subject to awards that may be granted to any participant per fiscal year and (iii) include one or more business criteria upon which performance goals may be granted (or become vested or exercisable). These terms must be approved by shareholders and, accordingly, we request that our shareholders approve the Amended and Restated 2006 Plan so that we have the ability to grant awards under the plan that are exempt from the Section 162(m) deduction limitations should the Compensation Committee determine that doing so is in the best interests of the Company and its shareholders.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders.

Our Board of Directors recommends that you vote FOR approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan as disclosed in this proxy statement.

Information Regarding Overhang and Dilution

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the number of shares outstanding. Our overhang at November 2, 2013 was 7.4%. If the 19,000,000 shares proposed to be authorized for grant under the Amended and Restated 2006 Plan are included in the calculation, our overhang at November 2, 2013 would have been 12.4%.

Burn rate provides a measure of the potential dilutive impact of our equity award program and is calculated by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. For fiscal years 2013, 2012 and 2011, our burn rate was 1.6%, 2.0% and 1.6%, respectively.

Description of the Amended and Restated 2006 Plan

The following is a brief description of the Amended and Restated 2006 Plan. A copy of the Amended and Restated 2006 Plan is attached as Appendix A to this proxy statement.

Number of Shares Available for Awards and Share Counting Rules

The Amended and Restated 2006 Plan will have 34,000,000 shares of common stock available for issuance under the plan. The 34,000,000 shares of common stock available for issuance consist of (i) 15,000,000 shares of common stock (the “Initial Shares”), which became available for issuance in March 14, 2006, the date our shareholders first approved the 2006 Plan (the “Initial Effective Date”) and (ii) 19,000,000 shares of common stock (the “Additional Shares”), which will become available for issuance upon the approval of the Amended and Restated 2006 Plan by our shareholders at the Annual Meeting (the “Amended Effective Date”). In addition, awards may be granted under the Amended and Restated 2006 Plan with respect to any shares that were subject to outstanding options under the 1998 Stock Option and 2001 Broad-Based Stock Option Plan, which we refer to as the Prior Plans, as of January 23, 2006, the date of the initial adoption of the 2006 Plan by the Board of Directors, but which shares are not issued under the Prior Plans as a result, and to the extent, of the termination or expiration of the applicable option prior to the exercise thereof. From and after the Initial Effective Date, the Company issued no further options under the Prior Plans, and such Prior Plans terminated, except to the extent they apply to options outstanding under the Prior Plans as of the Initial Effective Date.

The Initial Shares were subject to share counting rules pursuant to which (i) shares subject to awards of options and SARs counted against the Amended 2006 Plan share limit as one share for every one share subject to such award and (ii) shares subject to full-value awards counted against the Amended 2006 Plan share limit as three shares for every one share subject to such award. The Additional Shares, and any of the Initial Shares that are not subject to outstanding awards as of the Amended Effective Date, are counted against the Amended and Restated 2006 Plan share limit as one share for every one share subject to any type of award granted on or after the Amended Effective Date. To the extent that a share that was subject to an award that counted as one share is returned to the Amended and Restated 2006 Plan, each applicable share reserve under the plan will be credited with one share; and to the extent that a share that was subject to an award that counted as three shares is returned to the Amended and Restated 2006 Plan, each applicable share reserve under the plan will be credited with three shares.

All shares of common stock covered by SARs will be counted against the number of shares available for grant of awards and against the sublimits under the Amended and Restated 2006 Plan. However, SARs that may be settled only in cash will not be so counted, and if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended and Restated 2006 Plan.

Shares covered by awards under the Amended and Restated 2006 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended and Restated 2006 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available under the Amended and Restated 2006 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy the statutory minimum tax withholding obligations with respect to options and SARs (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended and Restated 2006 Plan. For the avoidance of doubt, shares of common stock delivered (by actual delivery, attestation or net exercise) to the Company by a participant to satisfy the statutory minimum tax withholding obligations with respect to full-value awards (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards); and shares of common stock that are repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the Amended and Restated 2006 Plan.

The maximum number of shares of common stock with respect to which options and SARs may be granted under the Amended and Restated 2006 Plan to any participant is 2,000,000 per fiscal year, and the maximum number of shares of common stock with respect to which restricted stock awards, RSUs and other stock unit awards may be granted is 1,000,000 per fiscal year, subject to adjustment in the event of changes in capitalization and other similar events. For these purposes, the combination of an option in tandem with an SAR will be treated as a single award. The maximum number of shares with respect to which awards may be granted to a director who is not an employee of the Company at the time of grant is 50,000 per fiscal year.

Types of Awards

The Amended and Restated 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs, performance awards and other stock unit awards, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant. Options may not be granted for a term in excess of ten years. The Amended and Restated 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, by check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions and to the extent provided in the applicable option agreement or approved by our Board of Directors, by delivery of shares of common stock to us which shares, if acquired directly from us, have been held for six months or such greater period of time as our Board of Directors may specify, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise,” (iv) to the extent provided in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (v) by any combination of these forms of payment.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. The exercise or grant price will not be less than the fair market value of our common stock on the date the SAR is granted. SARs may not be granted with a term in excess of 10 years. SARs may be granted independently or in tandem with an option. When SARs are expressly granted in tandem with options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related option is exercisable (except to the extent designated by our Board of Directors in connection with a Reorganization Event or Change in Control Event, each as defined below), (ii) the SAR will terminate and no longer be exercisable upon termination or exercise of the related option (except to the extent designated by our Board of Directors in connection with a Reorganization Event or Change in Control Event), except that an SAR granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the SAR, (iii) the option will terminate and no longer be exercisable upon exercise of the related SAR, and (iv) the SAR will be transferable only with the related option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Participants holding shares of restricted stock will be entitled to all dividends (whether paid in cash, stock or property) paid with respect to such shares only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may, in its discretion, provide that settlement of an RSU will be deferred, on a mandatory basis or at the election of the participant. A participant has no voting rights with respect to any RSU. Our Board of Directors may, in its sole discretion, provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock; however, any such dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock Unit Awards. Under the Amended and Restated 2006 Plan, our Board of Directors has the right to grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, which we refer to as other stock unit awards, including, without limitation, awards entitling recipients to receive shares of our common stock to be delivered in the future. Other stock unit awards will also be available as a form of payment in settlement of other Awards granted under the Amended and Restated 2006 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock unit awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. Unless otherwise provided by the Board of Directors, in its sole discretion, a grant of an other stock unit award will not entitle participants with the right to receive dividend equivalents. Dividend equivalents, if any, may be settled in cash and/or shares of common stock and must be subject to the same restrictions on transfer and forfeitability as the other stock unit award with respect to which paid.

Performance Awards. Restricted stock awards, RSUs and other stock unit awards under the Amended and Restated 2006 Plan may be made subject to the achievement of performance goals. We refer to such awards as performance awards. Performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be made only by a committee (or subcommittee) of our Board of Directors comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m). For any award intended to qualify as “performance-based compensation,” the committee will specify that the degree of granting, vesting and/or payout will be subject to the achievement of one or more objective performance measures established by the committee, which will be based on the relative or absolute attainment of one or any combination of the following: net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow, free cash flow or cash position; gross margins or margin percentages; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives; total shareholder return; product release schedules; product shipment targets; customer satisfaction; product design-in and/or design-win revenue opportunities; or new product innovation.

Such performance measures may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. Our committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such a performance award, and the committee may not waive the achievement of applicable performance measures except in the case of death or disability of the participant.

Unless otherwise provided by the Board of Directors, in its sole discretion, a grant of a performance award will not entitle participants with the right to receive dividend equivalents. Dividend equivalents, if any, may be settled in cash and/or shares of common stock and must be subject to the same restrictions on transfer and forfeitability as the performance award with respect to which paid.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant; provided, however, that the Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the participant and/or an immediate family member thereof if, with respect to such proposed transferee, we would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such award under the Securities Act of 1933, as amended; provided, further, that we are not required to recognize any such transfer until such time as the participant and such permitted transferee have, as a condition to such transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive Awards under the Amended and Restated 2006 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Plan Benefits

As of November 2, 2013, approximately 4,000 persons were eligible to receive awards under our Amended and Restated 2006 Plan, including our executive officers and non-employee directors. The granting of awards under the Amended and Restated 2006 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The following table sets forth, as of November 2, 2013, the stock options and RSUs granted under the 2006 Plan since its adoption to our executive officers, directors and employees indicated below:

Name	Stock Option Awards	RSU Awards
Jerald G. Fishman, Former Chief Executive Officer	250,000	360,000
Vincent T. Roche, President and Chief Executive Officer	640,430	82,700
David A. Zinsner, Vice President, Finance and Chief Financial Officer	381,620	77,740
Robert R. Marshall, Vice President, Worldwide Manufacturing	451,640	57,290
Robert P. McAdam, Executive Vice President, Strategic Market Segments Group	451,640	57,290
Richard A. Meaney, Vice President, Products & Technology Group	225,560	25,640
Richard M. Beyer	0	0
James A. Champy	79,950	7,155
John C. Hodgson	79,950	7,155
Yves-Andre Istel	66,100	7,155
Neil Novich	59,253	7,155
F. Grant Saviers	79,950	7,155
Kenton J. Sicchitano	79,950	7,155
Ray Stata	154,950	7,155
Lisa T. Su	18,160	3,255
All Current Executive Officers, as a Group	3,105,872	415,100
All Current Directors who are not Executive Officers, as a Group	698,213	60,495
All Employees, as a Group	43,135,798	4,147,632

On November 2, 2013, the last reported sale price of our common stock at the close of business on the NASDAQ Global Select Market was $49.68.

Administration

The Amended and Restated 2006 Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2006 Plan that it deems advisable and to construe and interpret the provisions of the Amended and Restated 2006 Plan and any award agreements entered into under the Amended and Restated 2006 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated 2006 Plan or any award in the manner and to the extent it deems expedient to carry the Amended and Restated 2006 Plan into effect and will be the sole and final judge of such expediency. All decisions by our Board of Directors will be made in the Board of Directors’ sole discretion and will be final and binding on all persons having or claiming any interest in the Amended and Restated 2006 Plan or in any award. No director or person acting pursuant to the authority delegated by the Board of Directors will be liable for any action or determination relating to or under the Amended and Restated 2006 Plan made in good faith.

Pursuant to the terms of the Amended and Restated 2006 Plan, our Board of Directors may delegate any or all of its powers under the Amended and Restated 2006 Plan to one or more committees or subcommittees of the Board of Directors. Our Board of Directors has authorized our Compensation Committee to administer certain aspects of the Amended and Restated 2006 Plan, including the granting of awards to executive officers.

In addition, to the extent permitted by applicable law, our Board of Directors may delegate to one or more of our officers the power to grant awards to our employees or officers, or to the employees or officers of any of our present or future subsidiary corporations, and to exercise such other powers under the Amended and Restated 2006 Plan as our Board of Directors may determine. Our Board of Directors will fix the terms of any awards to be granted by such officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” (as defined by Rule 16a-1 under the Exchange Act).

Discretionary awards to non-employee directors may be granted and administered only by a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Rules.

Subject to any applicable limitations contained in the Amended and Restated 2006 Plan (including with respect to performance awards), our Compensation Committee generally selects the recipients of awards and determines the following with respect to such awards (provided that, at times, our Compensation Committee recommends to our Board of Directors certain aspects of an award or awards for the Board of Directors’ approval):

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options and measurement price of SARs (neither of which may be less than 100% of the fair market value of our common stock on the date of grant);

•	the duration of options (which may not exceed 10 years); and

•

the number of shares of our common stock subject to any SAR, restricted stock award, RSU or other stock unit award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

Each award under the Amended and Restated 2006 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the award.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the Amended and Restated 2006 Plan, (ii) the share counting rules set forth in the Amended and Restated 2006 Plan, (iii) the sublimits contained in the Amended and Restated 2006 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock or RSU award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock unit award.

Reorganization Events and Change of Control Events

The Amended and Restated 2006 Plan contains provisions addressing the consequences of any reorganization event or a change of control event. A reorganization event is defined under the Amended and Restated 2006 Plan as (a) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) an exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) our liquidation or dissolution. A change in control event, as defined in the Amended and Restated 2006 Plan, includes in summary (x) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our common stock or 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (y) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, or (z) our liquidation or dissolution.

Under the Amended and Restated 2006 Plan, if a reorganization event occurs, our Board of Directors is required to provide that all the outstanding options are assumed (as provided in the Amended and Restated 2006 Plan) or equivalent options substituted, by the acquiring or succeeding entity. If those options are assumed or replaced with substituted options, they would continue to vest in accordance with their original vesting schedules. The Amended and Restated 2006 Plan provides that the repurchase and other rights of the Company under each outstanding restricted stock award and restricted stock unit award will inure to the benefit of the Company’s successor and will apply to the cash, securities or other property which the common stock of the Company was converted into or exchanged for pursuant to such reorganization event in the same manner as they applied to the original restricted stock award or restricted stock unit award.

If the acquiring company does not assume such outstanding options under the Amended and Restated 2006 Plan, or in the event of a dissolution or liquidation of the Company, upon written notice, our Board of Directors will provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice. However, in the event of a reorganization event under which our common stock holders will receive a cash payment for each share surrendered in the reorganization event, our Board of Directors may instead provide that all outstanding options shall terminate immediately prior to the consummation of such reorganization event and that each participant shall receive a cash payment equal to the amount (if any) by which the cash payment for each share multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options.

If the reorganization event also constitutes a change in control, or if there is a change in control event that does not constitute a reorganization event (but such event is a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i)), then except to the extent provided otherwise in an agreement with the optionee, one-half of the shares of common stock subject to the unvested options will become immediately exercisable and the remaining one-half of the unvested options will continue to vest in accordance with the original vesting schedules of such options. In addition, any remaining unvested options will become exercisable in full if, on or prior to the first anniversary of the change in control, the optionee’s employment with the Company is terminated without “cause” or for “good reason” (as those terms are defined in the Amended and Restated 2006 Plan). Except to the extent provided otherwise in the instrument evidencing the restricted stock award or an agreement between the participant and the Company, one-half of the shares of restricted stock will become immediately free from conditions or restrictions and the remaining one-half of the number of shares or units will continue to become free from conditions or restrictions in accordance with the original vesting schedule. Any remaining restricted shares or units will become free from condition or restriction if, on or prior to the first anniversary of the change in control, the participant’s employment with the Company (or its successor) is terminated without “cause” or for “good reason” (as those terms are defined in the Amended and Restated 2006 Plan).

Our Board of Directors may specify in an award at the time of the grant the effect of a reorganization event and change in control event on any SAR or other stock unit award. Our Board of Directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Additional provisions set forth in the Amended and Restated 2006 Plan assist with compliance with Section 409A of the Code in the context of reorganization events and change of control events.

Substitute Awards

In connection with our merger or consolidation with another entity or our acquisition of property or stock of another entity, our Board of Directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended and Restated 2006 Plan. Substitute awards will not count against the Amended and Restated 2006 Plan’s overall share limit or any sublimit in the Amended and Restated 2006 Plan, except as may be required by the Code.

Limitations on Repricing

Unless our shareholders approve such action (except as provided under the Amended and Restated 2006 Plan in connection with a change in capitalization or similar event, Reorganization Event, or Change in Control Event), the Amended and Restated 2006 Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the Amended and Restated 2006 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Amended and Restated 2006 Plan) and grant in substitution therefor new awards under the Amended and Restated 2006 Plan (other than as substitute awards as described above) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the NASDAQ Rules.

Provisions for Foreign Participants

Our Board of Directors may modify awards granted under the Amended and Restated 2006 Plan to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Amended and Restated 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be granted under the Amended and Restated 2006 Plan after March 12, 2021, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the Amended and Restated 2006 Plan or any portion thereof at any time, except that (i) to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable, unless and until such amendment has been approved by our stockholders if required by Section 162(m), (ii) no amendment that would require shareholder approval under the NASDAQ Rules may be made effective unless and until such amendment has been approved by our stockholders and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ Rules, no amendment to the Amended and Restated 2006 Plan (A) materially increasing the number of shares authorized under the Amended and Restated 2006 Plan, (B) expanding the types of awards that may be granted under the Amended and Restated 2006 Plan, or (C) materially expanding the class of participants eligible to participate in the Amended and Restated 2006 Plan will be effective unless shareholder approval is obtained. If at any time the approval of our shareholders is required as to any other modification or amendment under Section 422 of the Code with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval.

Our Board of Directors may also amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject in each case to the limitations set forth in the Amended and Restated 2006 Plan with respect to repricings, performance awards, and actions requiring stockholder approval, provided that; such actions will require the approval of the participant, unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended and Restated 2006 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to the Company with respect to awards made under the Amended and Restated 2006 Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Our Board of Directors recommends that you vote FOR approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan as disclosed in this proxy statement.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of Ernst & Young LLP, independent registered public accounting firm, as our auditors for the 2014 fiscal year. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the 2014 annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the 2014 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Our Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the 2014 annual meeting. However, if any other matters are properly presented at the 2014 annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC VOTING

If you own your shares of common stock of record, you may vote your shares over the Internet at www.proxyvote.com or telephonically by calling 1-800-690-6903 and by following the instructions on the enclosed proxy card. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on March 11, 2014.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. You must instruct your broker how to vote with respect to the election of directors, the “say on pay” advisory vote, and the approval of the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan; your broker cannot exercise its discretion to vote on these matters on your behalf. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

We hope that shareholders will attend the meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have previously sent in their proxies.

Appendix A

ANALOG DEVICES, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2006 Stock Incentive Plan (the “Plan”) of Analog Devices, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form (“Form S-8”)) are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock unit awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreement entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)    Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

1

(d)    Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”) Marketplace Rules.

4.	Stock Available for Awards

(a)    Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 34,000,000 shares of common stock, $.16 2/3 par value per share, of the Company (the “Common Stock”). The 34,000,000 shares of Common Stock available for issuance consist of (i) 15,000,000 shares of Common Stock (the “Initial Shares”), which became available for issuance on March 14, 2006, the date the Company’s stockholders first approved the 2006 Stock Incentive Plan (the “Initial Effective Date”) and (ii) 19,000,000 shares of Common Stock (the “Additional Shares”), which became available for issuance on March 12, 2014, the date the Company’s stockholders approved the Amended and Restated Stock Incentive Plan (the “Amended Effective Date”).1 In addition, subject to adjustment under Section 11, Awards may be made under the Plan with respect to any shares that were subject to outstanding options under the 1998 Stock Option and 2001 Broad-Based Stock Option Plan (collectively, the “Prior Plans”) as of January 23, 2006, the date of the initial adoption of the 2006 Stock Incentive Plan by the Board, but which shares are not issued under the Prior Plans as a result, and to the extent, of the termination or expiration of the applicable option prior to the exercise thereof. From and after the Initial Effective Date, the Company issued no further options under the Prior Plans, and such Prior Plans terminated, except to the extent they apply to options outstanding under the Prior Plans as of the Initial Effective Date.

(b)    Counting of Shares. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Section 4(c):

(1)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(c); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(2)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (x) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (y) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(c) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (z) the

1 The Initial Shares were subject to share counting rules pursuant to which (1) shares subject to Awards of Options and SARs counted against the limit as one share for every one share subject to such Award and (2) shares subject to Awards other than Options and SARs counted as three shares for every one share subject to such Award. The Additional Shares, and any of the Initial Shares that are not subject to an outstanding Award as of the Amended Effective Date, are counted as one share for every one share subject to every type of Award granted on or after the Amended Effective Date. To the extent that a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(b)(2), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counted as three shares is returned to the Plan pursuant to Section 4(b)(2), each applicable share reserve will be credited with three shares.

2

shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(3)    shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy the minimum statutory tax withholding obligations with respect to Options and SARs (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards (for the avoidance of doubt, shares of Common Stock delivered (by actual delivery, attestation or net exercise) to the Company by a Participant to satisfy the minimum statutory tax withholding obligations with respect to Awards other than Options and SARs (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards); and

(4)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(c)    Sub-limits.

(1)    Per-Participant Limits. Subject to adjustment under Section 11, the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any Participant under the Plan shall be 2,000,000 per fiscal year of the Company, and the maximum number of shares of Common Stock with respect to which Restricted Stock Awards, Restricted Stock Units and Other Stock Unit Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year of the Company. For purposes of the foregoing limit, the combination of an Option in tandem with a Stock Appreciation Right shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). For the avoidance of doubt, each share subject to an Award shall be counted as one share for purposes of this sublimit.

(2)    Limit on Awards to Directors. Subject to adjustment under Section 11, the maximum number of shares with respect to which Awards may be granted to a director who is not an employee of the Company at the time of grant shall be 50,000 per fiscal year of the Company. For the avoidance of doubt, each share subject to an Award shall be counted as one share for purposes of this sublimit.

(d)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Analog Devices, Inc., any of Analog Devices, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive

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Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 12(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option. The maximum number of shares that may be issued upon exercise of Incentive Stock Options under the Plan shall be 15,000,000, as adjusted pursuant to Section 11.

(c)    Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value per share of Common Stock on the date the Option is granted. For purposes of this Plan, “Fair Market Value” shall mean the fair market value as determined by (or in a manner approved by) the Board.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)    Exercise of Option. Options may be exercised by delivery to the Company, or an agent of the Company, of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable.

(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    except as otherwise provided in the applicable option agreement, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for at least six months or such greater period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    if provided for in the applicable option agreement or approved by the Company, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

(g)     Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

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(h)    No Reload Rights. No option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights

(a)    General. The Board may grant Awards consisting of a Stock Appreciation Right (“SAR”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (as specified by the Board in the applicable Award agreement or otherwise) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)    Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1)    Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2)    Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)    Grant Price. The Board shall establish the exercise or grant price of each SAR and specify such price in the applicable Award agreement; provided, however, that the exercise or grant price shall be not less than 100% of the Fair Market Value per share of Common Stock on the date the SAR is granted.

(d)    Duration of SAR. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement; provided, however, that no SAR will be granted for a term in excess of 10 years.

(e)    Exercise. Stock Appreciation Rights may be exercised by delivery to the Company, or an agent of the Company, of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding SAR granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

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7.	Restricted Stock

(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

(b)    Terms and Conditions. Subject to Section 7(c), the Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and forfeiture and the issue price, if any.

(c)    Dividends. Participants holding shares of Restricted Stock will be entitled to all dividends (whether paid in cash, stock or property) paid with respect to such shares only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares (“Accrued Dividends”). Each payment of Accrued Dividends shall be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock with respect to which they were paid, unless otherwise provided by the Board.

(d)    Stock Certificates. The Company may require that the stock certificates, if any, issued in respect of a Restricted Stock Award shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Restricted Stock Units

(a)    General. The Board may grant Awards consisting of Restricted Stock Units. “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant and represented initially by a bookkeeping entry.

(b)    Terms and Conditions. Subject to Section 8(d), the Board shall determine the terms and conditions of a Restricted Stock Unit, including the conditions for vesting and forfeiture and issue price, if any. Upon the vesting of and/or lapsing of any other restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or an amount of cash equal to the Fair Market Value of such number of shares of Common Stock, as specified by the Board in the applicable Award agreement or otherwise. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(c)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(d)    Dividends. Unless otherwise provided by the Board, in its sole discretion, a grant of Restricted Stock Units shall not entitle Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents, if any, may be settled in cash and/or shares of Common Stock and must be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid.

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9.	Performance Awards

(a)    Grants. Restricted Stock Awards, Restricted Stock Units and other Awards under the Plan may be made subject to the achievement of performance measures pursuant to this Section 9 (“Performance Awards”).

(b)    Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m) of the Code. In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(c)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify in the applicable Award agreement that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow, free cash flow or cash position, (h) gross margins or margin percentages, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, (o) product release schedules, (p) product shipment targets, (q) customer satisfaction, (r) product design-in and/or design-win revenue opportunities, or (s) new product innovation. Such measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be determined on a total or per share basis. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) stock based compensation, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)    Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(e)    Dividends. Unless otherwise provided by the Board, in its sole discretion, a grant of a Performance Award shall not entitle Participants with the right to receive Dividend Equivalents. Dividend Equivalents, if any, may be settled in cash and/or shares of Common Stock and must be subject to the same restrictions on transfer and forfeitability as the Performance Award with respect to which paid.

(f)    Other. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

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10.	Other Stock Unit Awards

(a)     Grants. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

(b)     Dividends. Unless otherwise provided by the Board, in its sole discretion, a grant of an Other Stock Unit Award shall not entitle Participants with the right to receive Dividend Equivalents. Dividend Equivalents, if any, may be settled in cash and/or shares of Common Stock and must be subject to the same restrictions on transfer and forfeitability as the Other Stock Unit Award with respect to which paid.

11.	Adjustments for Changes in Common Stock and Certain Other Events

(a)     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules set forth in Section 4(b), (iii) the sublimits contained in Section 4(c), (iv) the number and class of securities and exercise price per share of each outstanding Option, (v) the share- and per-share provisions of each Stock Appreciation Right, (vi) the repurchase price per share subject to each outstanding Restricted Stock Award and Restricted Stock Unit and (vii) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b)	Reorganization and Change in Control Events.

(1)	Definitions.

(a)	A “Reorganization Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii)	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii)	any liquidation or dissolution of the Company.

(b)	A “Change in Control Event” shall mean:

(i)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this

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subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii)	The liquidation or dissolution of the Company.

(c)    “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(d)	“Cause” shall mean:

(i)	any willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company; or

(ii)	any willful misconduct by the Participant which affects the business reputation of the Company.

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(2)	Effect on Options.

(a)    Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, notwithstanding anything to the contrary in the Plan, if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing and anything to the contrary in the Plan, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)    Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, and notwithstanding anything to the contrary in the Plan, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original

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vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)	Effect on Restricted Stock Awards.

(a)    Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock Award.

(b)    Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, and notwithstanding anything to the contrary in the Plan, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4)	Effect on Restricted Stock Unit Awards.

(a)    Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event constitutes a Change in Control Event), the Board shall provide that all outstanding Restricted Stock Unit Awards shall be assumed, or an equivalent award providing for Restricted Stock Units shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, notwithstanding anything to the contrary in the Plan, if such Reorganization Event also constitutes both a Change in Control Event and a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between the Participant and the Company, (A) one-half of the number of Restricted Stock Units that vest after the Reorganization Event shall immediately vest in full as of the consummation of the Reorganization Event and, subject to (B) below, the remaining one-half of the number of unvested Restricted Stock Units shall continue to vest in accordance with the original schedule set forth in such Restricted Stock Unit Award, with one-half of the number of Restricted Stock Units that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted Restricted Stock Unit award shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in Section 11(b)(4)(c) below) by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, a Restricted Stock Unit Award shall be considered to

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be assumed if, following consummation of the Reorganization Event, the Restricted Stock Unit Award confers the right to receive upon vesting and conversion for each Restricted Stock Unit immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof) (or if holders of Common Stock were offered a choice of consideration and the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock was not common stock of the acquiring or succeeding corporation), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the vesting and conversion of Restricted Stock Units to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board of Directors) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing and anything to the contrary in the Plan, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, a Restricted Stock Unit Award, or in the event of a liquidation or dissolution of the Company, the Board of Directors shall, upon written notice to the Participant, (A) provide that all then unvested Restricted Stock Units that are exempt from Section 409A will vest in full as of immediately prior to the Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board of Directors may instead provide that all such unvested Restricted Stock Units shall terminate upon consummation of such Reorganization Event and that the Participant shall receive, in exchange therefor, a cash payment equal to the amount equal to the Acquisition Price multiplied by the number of shares of Common Stock issuable under such unvested Restricted Stock Units; and (B) provide that all then unvested Restricted Stock Units that are not exempt from Section 409A shall be treated in the same manner Restricted Stock Units subject to clause (A) if such Reorganization Event also is a “change in control event” as described in Treasury Regulation Section 1.409A-3(i)(5(i) and if not, shall be terminated as of the Reorganization Event without any payment for the unvested Restricted Stock Units.

(b)    Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that also is a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) that does not constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any award or any other agreement between the Participant and the Company, (A) one-half of the number of Restricted Stock Units that vest after the Change in Control Event shall immediately vest in full as of the consummation of the Change in Control Event and be converted and delivered to the Participant and, subject to (B) below, the remaining one-half of the number of unvested Restricted Stock Units shall continue to vest in accordance with the original schedule set forth in such Restricted Stock Unit Award, with one-half of the number of Restricted Stock Units that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such Restricted Stock Unit Award shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company is terminated for Good Reason (as defined in Section 11(b)(4)(c) below) by the Participant or is terminated without Cause by the Company.

(c)    Definition of Good Reason for the purposes this Section 11(b)(4) of the Plan.

(i)	For any Restricted Stock Unit Awards granted on or before December 10, 2009, “Good Reason” shall mean good reason as defined in Section 11(b)(1)(c) of the Plan.

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(ii)	For any Restricted Stock Unit Awards granted after December 10, 2009, “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected by the Company within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination occurs within 60 days following the Company’s receipt of such notice.

(5)    Effect on Stock Appreciation Rights and Other Stock Unit Awards. The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR or Other Stock Unit Award.

12.	General Provisions Applicable to Awards

(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event of any conflict between the terms of any Award agreement and this Plan, this Plan shall govern and control.

(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)    Withholding. The Participant must satisfy all applicable federal, state, local, foreign or other income, employment, payroll or social tax withholding obligations before the Company will deliver cash, stock

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certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the tax withholding obligations by deducting or withholding from salary, wages or any payment of any kind otherwise due to a Participant (including proceeds from the sale of shares obtained upon exercise, vesting or release from forfeiture of an Award). If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy the minimum statutory tax withholding obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal, state, local or foreign or other tax purposes, including employment, payroll or social taxes, that are applicable to such supplemental taxable income); and provided, further, however, that except with respect to shares retained from the Award creating the tax obligation, such shares of Common Stock, if acquired directly from the Company, must have been owned by the Participant for at least six months or such greater period, if any, as may be established by the Board in its discretion. Shares used to satisfy the minimum statutory tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award. Except as set forth in Sections 5(g) and 6(f), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration. Notwithstanding anything to the contrary in the Plan, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

13.	Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the

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foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan. The 2006 Stock Incentive Plan became effective on the Initial Effective Date. The Amended and Restated 2006 Stock Incentive Plan (the “Plan”) was approved by the Board on December 12, 2013 and shall become effective on the Amended Effective Date. No Awards shall be granted under the Plan after the completion of seven (7) years from the Amended Effective Date, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan. Except as set forth in Sections 5(g) and 6(f), the Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e)    Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)	Section 409A.

(1)    It is the intent of the Company that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Board may permit or require and Award that is granted that is subject to Section 409A of the Code (“Section 409A”) comply with the requirements of Section 409A; provided that no guaranty is made by the Company to Participants that Awards will so comply.

(2)    The following provisions apply to each Award granted or outstanding under this Plan that are intended to comply with (and not be exempt from) Section 409A: (i) each delivery of shares or cash under each such Award shall be treated as a separate payment for purposes of Section 409A; (ii) notwithstanding anything in the Award or in the Plan to the contrary, neither the Participant nor the Company may accelerate or defer the delivery of the cash or shares under the Award to a date other than those specified in the Award unless specifically permitted or required by Section 409A; (iii) if a Participant becomes a “specified employee” of the Company (within the meaning of Section 409A) and any of the shares or cash to be delivered under each such Award may be delivered on account of the Participant’s “separation from service” (within the meaning of Section 409A), then any shares or cash that otherwise would have been delivered within the six month period

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following the separation from service shall be delivered on the date that is six months and one day following the separation from service, with any remaining delivery of shares or cash to be made in accordance with the terms of the Award.

(3)    Notwithstanding Section 13(f)(2)(iii), if a Participant was granted an Award that is intended to comply with (and not be exempt from) Section 409A on or before December 10, 2009, and the Participant becomes a “specified employee” of the Company (within the meaning of Section 409A) and any of the shares or cash to be delivered under each such Award may be delivered on account of the Participant’s “separation from service” (within the meaning of Section 409A), then instead of Section 13(f)(2)(iii) applying, any shares or cash that otherwise would have been delivered within the six month period following the separation from service shall be delivered on the later of (i) the date that is six months and one day following the separation from service, or (ii) July 1, 2010, with any remaining delivery of shares or cash to be made in accordance with the terms of the Award.

(g)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Last update: December 12, 2013

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Appendix A

ANALOG DEVICES, INC.

AMENDED AND RESTATED

2006 STOCK INCENTIVE PLAN

ISRAELI SUB-PLAN

1.	GENERAL

1.1.    This Israeli Sub-plan (the “SUB-PLAN”) to the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “PLAN”) shall apply only to Eligible Participants who are Employees, advisors or consultants of Analog Devices (Israel) Ltd. The provisions specified hereunder apply only to persons who are residents of the State of Israel or who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.2.     This Sub-plan is effective with respect to Options and RSUs granted at least 30 days after the this Sub-plan and the Plan are duly submitted to the ITA in accordance with the provisions of Section 102. This Sub-plan shall comply with Amendment no. 132 of the Israeli Tax Ordinance and all rules, regulations and guidelines promulgated thereunder.

1.3.    The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted under the Plan from time to time, in compliance with Applicable Laws currently in force in the State of Israel. Specifically, this Sub-Plan is made in order to conform the Plan to Section 102, so as to enable the grant of Awards under the Plan to an Eligible Participant. For the avoidance of doubt, this Sub-plan does not add to or modify the Plan in any other respect if not specifically stated herein.

1.4.    The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall supersede and govern; provided, however, that this Sub-Plan shall not be construed to grant rights not consistent with the terms of the Plan, unless specifically set forth herein.

1.5.    Any capitalized term not specifically defined in this Sub-plan shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1.    “3(i) AWARD” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.2.    “102 AWARD” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.3.    “102 CAPITAL GAINS TRACK GRANT” means a 102 Trustee Grant elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and 102(b)(3) of the Ordinance.

2.4.    “102 ORDINARY INCOME TRACK GRANT” means a 102 Trustee Grant elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.5.    “102 TRUSTEE GRANT” means an Award granted pursuant to Section 102(b) of the Ordinance (includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants) held in trust by a Trustee for the benefit of the Employee.

2.6.    “AFFILIATE” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.7.    “AWARD” solely for purposes of this Sub-Plan, means an Option or RSU granted pursuant to the terms and conditions of the Plan and this Sub-Plan.

2.8.    “AWARD AGREEMENT” means the stock option agreement between the Company and an optionee that sets out the terms and conditions of an Option and/or the RSU award agreement between the Company and an Employee that sets out the terms and conditions of an RSU.

2.9.    “CONTROLLING SHAREHOLDER” shall have the meaning ascribed to it in Section 32(9) of the Ordinance, as may be amended from time to time, but which is, as of the date of this Sub-Plan, as follows: an employee who prior to the grant of any Award or as a result of such grant, holds or would hold, directly or indirectly, in his name or with a relative (as defined in section 76(d) of the ITO) (i) at least 10% of the outstanding shares of the Company; (ii) at least 10% of the voting power of the Company; (iii) the right to hold or purchase at least 10% of the outstanding equity or voting power of the Company; (iv) the right to obtain at least 10% of the profit of the Company; or (v) the right to appoint a director of the Company.

2.10.    “EMPLOYEE” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any employee who is deemed to be a Controlling Shareholder before a grant or immediately thereafter.

2.11.    “ISRAELI FAIR MARKET VALUE” means, with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the Ordinance, if on grant date the Company’s Common Stock is listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the grant date, the fair market value of the Common Stock at the grant date shall be determined in accordance with the average value of the Company’s Common Stock on the thirty (30) trading days preceding the grant date or on the thirty (30) trading days following the date of registration for trading, as the case may be.

2.12.    “ITA” means the Israeli Tax Authority.

2.13.    “NON-EMPLOYEE” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.14.    “NON-TRUSTEE GRANT” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.15.    “OPTION” means an option to purchase Common Stock of the Company pursuant to the Plan.

2.16.    “ORDINANCE” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.17.    “SECTION 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended.

2.18.    “TRUSTEE” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

3.	ISSUANCE OF AWARDS

3.1.    The persons eligible for participation in the Plan shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and

(ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Awards (Employees and Non-Employees together, “ELIGIBLE PARTICIPANTS”).

3.2.    The Company may designate Awards granted to Employees pursuant to Section 102 as 102 Trustee Grants or Non-Trustee Grants.

3.3.     102 Trustee Grants shall be made under this Sub-plan adopted by the Board, and shall be conditioned upon the filing of this Sub-plan with the ITA and the provisions of Section 102.

3.4.    102 Trustee Grants may either be classified as 102 Capital Gain Track Grants or 102 Ordinary Income Track Grants.

3.5.     No 102 Trustee Grants may be made under this Sub-plan to any Eligible Participant, unless and until the Company’s election of the type of 102 Trustee Grants as 102 Capital Gains Track Grants or 102 Ordinary Income Track Grants (the “ELECTION”), is appropriately filed with the ITA. Such Election shall become effective on the first grant date of a 102 Trustee Grant under this Sub-plan and shall remain in effect until the end of the year following the year during which the Company first made 102 Trustee Grants. Once the Company has filed such an Election, it may change the type of 102 Trustee Grant that it chooses to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, and in accordance with Section 102 of the Ordinance. The Election shall obligate the Company to grant only the type of 102 Trustee Grants it has elected, and shall apply to all 102 Trustee Grants during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants simultaneously.

3.6.    All 102 Trustee Grants must be held in trust by a Trustee, as described in section 4 below.

3.7.    In the case the requirements for 102 Trustee Grants are not met, then the 102 Trustee Grants shall be regarded as Non-Trustee Grants, all in accordance with the provisions of Section 102.

3.8.    For the avoidance of doubt, the designation of 102 Trustee Grants and Non-Trustee Grants shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1.    102 Trustee Grants under this Sub-plan and/or any Common Stock allocated or issued upon exercise or vesting of such 102 Trustee Grants and/or other Common Stock received subsequently following any realization of rights, including bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Employee for such period of time as required by Section 102 (the “HOLDING PERIOD”), unless the ITA approves otherwise in writing. If such an Award is exercised or vests after the Holding Period ends, the Common Stock issued upon such exercise or vesting shall, at the election of the Eligible Participant, either (i) be issued in the name of the Trustee; or (ii) be transferred to the Eligible Participant directly, provided that the Eligible Participant first complies with all applicable provisions of the Plan and this Sub-plan including but not limited to payment of tax.

4.2.    After termination of the Holding Period, the Trustee may release the Award and any Common Stock issued with respect to the Award, provided that (i) the Trustee has received an acknowledgement from the ITA that the Employee has paid any applicable tax due pursuant to the Ordinance or (ii) the Trustee and/or the Company or the Affiliate withholds any applicable tax due pursuant to the Ordinance. Notwithstanding anything to the contrary, the Trustee shall not release any Common Stock allocated or issued upon exercise or vesting of 102 Trustee Grants prior to the full payment of the Employee’s tax liabilities arising from 102 Trustee Grants and/or any Common Stock allocated or issued upon exercise or vesting of such Awards.

4.3.    Upon receipt of 102 Trustee Grants, the Eligible Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Sub-plan, or any 102 Trustee Grant or Common Stock granted to him thereunder.

4.4.    With respect to any 102 Trustee Grant, subject to the provisions of Section 102, an Eligible Participant shall not sell or release from trust any Common Stock received upon the exercise or vesting of a 102 Trustee Grant and/or any Common Stock received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Eligible Participant.

4.5.    With respect to 102 Capital Gain Track Grants, to the extent that the Common Stock is listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the Ordinance will apply with respect to the Israeli tax rate applicable to such Awards (including Options with an exercise price that is lower than the Israeli Fair Market Value of the Common Stock on the grant date).

4.6.    To avoid doubt, and not withstanding any discretion or provision in the Plan to the contrary: (a) no Award granted as a 102 Trustee Grant may be settled for cash payment or any other form of consideration, unless and to the extent permitted under Section 102 or as expressly authorized by the ITA; (b) no Option qualifying as a 102 Trustee Grant shall be exercisable by the surrender of Common Stock, notwithstanding Section 5(f) of the Plan, and (c) RSUs granted pursuant to the Plan shall only be settled in Common Stock, notwithstanding Section 8(b) of the Plan.

4.7.    In the event a stock dividend is declared and/or additional rights are granted with respect to Common Stock which derives from Awards granted as 102 Trustee Grants, such stock dividend and/or rights shall also be deposited with the Trustee and will be subject to the provisions of this section 4, and the Holding Period for such Common Stock and/or rights shall be measured from the commencement of the Holding Period for the Award with respect to which the stock dividend was declared and/or rights granted. In the event of a cash dividend on Common Stock, the Trustee shall transfer the dividend proceeds to the Eligible Participant after the deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

5.	THE AWARDS

5.1.    The terms and conditions upon which the Awards shall be issued, exercised, and vest shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Sub-plan. Each Award Agreement shall state, inter alia, the number of Common Stock to which the Award relates, the vesting provisions, and for Options, the exercise price. The Award Agreement shall also indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant, or a 3(i) Award; and if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

5.2.    Each 102 Trustee Grant will be deemed granted on the date stated in the Award Agreement, provided that (i) the Company will provide notice to the Trustee of the Award; and (ii) the Eligible Participant will sign all documents required.

6.	EXERCISE OF OPTIONS

6.1.    Options shall be exercised by the optionee by giving notice to the Company and/or to any third party designated by the Company (the “REPRESENTATIVE”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Common Stock with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Common Stock with respect to which the option is being exercised.

7.	ASSIGNABILITY AND SALE OF AWARDS

7.1.    Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Eligible Participant each and all of such rights to purchase or receive Common Stock hereunder shall be exercisable only by the Eligible Participant or shall vest only to the Eligible Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

7.2.    As long as Awards or Common Stock purchased or acquired pursuant thereto are held by the Trustee on behalf of the Eligible Participant, all rights of the Eligible Participant over the Common Stock are personal, and cannot be transferred, assigned, pledged or mortgaged, by the Eligible Participant or by the Trustee, other than by will or laws of descent and distribution.

8.	INTEGRATION OF SECTION 102

8.1.    With regard to 102 Trustee Grants, the provisions of the Plan, this Sub-plan and/or the Award Agreement shall be subject to the provisions of Section 102 and the any written confirmation issued by the ITA with respect to this Plan and/or the Sub-plan (the “WRITTEN APPROVAL”), and the said provisions of any Written Approval shall be deemed an integral part of the Plan, the Sub-plan, and the Award Agreement.

8.2.    Any provision of Section 102 and/or any Written Approval which are necessary in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Sub-plan or the Award Agreement, shall be considered binding upon the Company and the Eligible Participants.

8.3.    The Eligible Participant agrees to execute any and all documents that the Company, the Affiliates, or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and particularly Section 102.

9.	TAX CONSEQUENCES

9.1.    Any tax consequences arising from the grant, exercise, or vesting of any Award, from the payment for Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Eligible Participant), hereunder, shall be borne solely by the Eligible Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source, any may make any provisions and take such steps as they may deem necessary or appropriate to meet the withholding requirements, including, but not limited to: (i) withholding from the Eligible Participant’s wages or other cash compensation paid to the Eligible Participant by the Company or the Affiliates; (ii) withholding otherwise deliverable Common Stock having a value equal to the minimum amount statutorily required to be withheld; or (iii) selling a sufficient number of such Common Stock otherwise deliverable to the Eligible Participant through such means as the Trustee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Eligible Participant’s behalf pursuant to the Eligible Participant’s authorization), to the extent permitted by law or pursuant to the approval of the ITA. In addition, the Eligible Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the ITA, pursuant to applicable law, regulation and rules. Furthermore, the Eligible Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Participant. The Company, the Affiliate and/or the Trustee shall not be required to release any Awards and or Common Stock to an Eligible Participant until all required taxes have been withheld.

9.2.    The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Eligible Participant until all required payments have been fully made.

9.3.    For avoidance of doubt, there is no assurance that all of the Awards granted pursuant to Section 102 of the Ordinance shall be eligible for the tax benefits afforded by Section 102 of the Ordinance.

9.4.    Following the grant of Awards under this Sub-plan and in any case in with the Eligible Participant shall cease to be considered an “Israeli Resident” as this term is defined in the Ordinance, the Company, an Affiliate, and/or the Trustee may, if and to the extent the Ordinance and/or Rules promulgated thereunder shall impose an obligation on them, withhold all applicable taxes from the Eligible Participant, remit the amount withheld to the ITA, and report to such Eligible Participant the amount so withheld and paid.

9.5.    With respect to Non-Trustee Grants, if the Eligible Participant ceases to be employed by the Company, or otherwise if so requested by the Company or the Affiliate, the Eligible Participant shall extend to the Company or to the Affiliate a security or guarantee for the payment of tax due at the time of sale of Common Stock to the satisfaction of the Company or the Affiliate, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

10.	GOVERNING LAW AND JURISDICTION

10.1.     Notwithstanding any other provision of the Plan, with respect to Eligible Participants subject to this Sub-plan, the Plan and all instruments issued there under or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

* * * * *

Appendix B

RULES OF THE ANALOG DEVICES, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

FOR PARTICIPANTS IN FRANCE

I.	GENERAL

1.	Introduction

The Board of Directors of Analog Devices, Inc. (the “Company”) has established the Amended and Restated 2006 Stock Incentive Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its Subsidiaries, including its Subsidiaries in France (the “French Subsidiaries”) of which the Company holds directly or indirectly at least 10% of the share capital.

Sections 3 and 13 (e) of the U.S. Plan authorize the Board of Directors and a Committee as appointed by the Board of Directors (the “Committee”) to establish, amend, and rescind any rules and regulations relating to the U.S. Plan and to make all other determinations that may be necessary or advisable for the administration of the U.S. Plan. Pursuant to the foregoing authority, the Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting stock options which qualify for the favorable tax and social security treatment in France applicable to options granted under the Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended (“French-qualified Options”), and restricted stock units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-qualified Restricted Stock Units”), to qualifying participants in France who are resident in France for French tax purposes and/or subject to the French social security regime (“French Participants”).

The terms of the U.S. Plan as attached hereto, shall, subject to the limitations set forth in the following rules, constitute the Rules of the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan for Participants in France (the “French Plan”).

Under the French Plan, the French Participants will be granted only French-qualified Options and French-qualified Restricted Stock Units as defined below under Section I.2.

2.	Definitions

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set forth below shall have the following meanings:

(a)    The term “Closed Period” shall mean the specific periods as set forth in Section L. 225-177 of the French Commercial Code, as amended, during which French-qualified Options cannot be granted as described in Section II.1 below, including:

(i)	twenty (20) trading days following the issuance of a coupon granting the right to receive dividends or to purchase Shares of the Company;

(ii)	ten (10) quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(iii)	any period during which the corporate management of the Company (i.e., those involved in the governance of the Company, such as the Board, Committee, supervisory directorate, etc.) possess confidential information which could, if disclosed to the public, significantly impact the trading price of the Shares, until ten (10) quotation days after the day such information is disclosed to the public.

The term “Closed Period” shall mean the periods set out in (i) and (ii) only for the sale or transfer of Shares acquired at vesting of the French-qualified Restricted Stock Units as described in Section III.1(b) below. If French law or regulations are amended after adoption of the French Plan to modify the definition and/or applicability of the Closed Periods to French-qualified Options and/or French-qualified Restricted Stock Units, such amendments shall become applicable to any French-qualified Options and French-qualified Restricted Stock Units granted under this French Plan, to the extent permitted or required under French law.

For French-qualified Options only, if the Company grants options on a date during an applicable Closed Period, the Grant Date for French Participants shall be the first date following the expiration of the Closed Period, provided such date is not prohibited under the U.S. Plan rules.

(b)    The term “Exercise Price” shall be the price to purchase each Share.

(c)    The term “Disability” shall mean a disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions and the applicable Award Agreement. To the extent a French Participant’s disability meets the requirements as defined in the applicable Award Agreement and not the requirements of Disability set forth herein, the French Participant may not be entitled to the favorable tax and social security treatment under the French Plan.

(d)    The term “Forced Retirement” shall mean forced retirement as determined under Section L. 1237-5 of the French Labor Code, as amended, and subject to the fulfillment of related conditions.

(e)    The term “Grant Date” shall mean the date on which the Committee both (i) designates the French Participants, and (ii) specifies the terms and conditions of the French-qualified Options or French-qualified Restricted Stock Units, such as the number of Shares subject to the French-qualified Options or French-qualified Restricted Stock Units, the conditions for vesting of the French-qualified Options or French-qualified Restricted Stock Units, the conditions for exercising the French-qualified Options and any restrictions on the sale of Shares subject to the French-qualified Options or French-qualified Restricted Stock Units.

(f)    The term “Options” shall, in addition to the meaning set forth in the U.S. Plan under Section 5(a), include the following:

(i)	purchase options, which are rights to acquire Shares repurchased by the Company prior to the date on which the Options become exercisable; or

(ii)	subscription options, which are rights to subscribe newly-issued Shares.

(g)    The term “Restricted Stock Unit” shall mean, in addition to the meaning set forth under Section 8(a) in the U.S. Plan, a promise by the Company to issue to the French Participant, at a future date, at no cash consideration, a Share for each unit granted to a French Participant, provided that any conditions established by the Committee for the vesting restrictions with respect to such unit have been satisfied and for which any dividend and voting rights attach only upon the issuance of Shares.

(h)    The term “Vesting Date” shall mean the relevant date on which Restricted Stock Units are vested, as specified by the Committee, and the French Participants are entitled to receive the Shares underlying the Restricted Stock Units for no cash consideration.

3.	Eligibility

Notwithstanding any other term of this French Plan, French-qualified Options and French-Qualified Restricted Stock Units may be granted only to employees or corporate directors of the French Subsidiaries who hold less than ten percent (10%) of the outstanding Shares of the Company and who otherwise satisfy the eligibility conditions of Section 2 of the U.S. Plan.

Subject to the paragraph below, any French Participant who, on the Grant Date of the Option and/or Restricted Stock Unit, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Subsidiary or who is a corporate officer of a French Subsidiary shall be eligible to receive, at the discretion of the Committee, French-qualified Options and/or French-qualified Restricted Stock Units under this French Plan, provided he or she also satisfies the eligibility conditions of Section 2 of the U.S. Plan.

French-qualified Options and French-qualified Restricted Stock Units may not be issued to corporate executives of French Subsidiaries, other than the managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) unless the corporate executive is an employee of a French Subsidiary, as defined by French law.

4.	Employment Rights

The adoption of this French Plan shall not confer upon the French Participant, or any employees of a French entity, any employment rights and shall not be construed as a part of any employment contracts that a French Subsidiary has with its employees.

5.	Delivery of Shares Only

Only Shares and not cash payments may be delivered to any French Grantee as a result of the French-qualified Options and French-qualified Restricted Stock Units granted under this French Plan.

6.	Non-Transferability

Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death, French-qualified Options and French-qualified Restricted Stock Units cannot be transferred to any third party. In addition, during the lifetime of the French Participant, the French-qualified Options are exercisable only by the French Participant, subject to Sections II.3(c) and II.4 below. The Shares underlying the French-qualified Restricted Stock Units may not be transferred to any third party and shall be issued only to the French Participant during his or her lifetime, subject to Sections III.1(a) and III.3 below.

7.	Disqualification of French-qualified Options and French-qualified Restricted Stock Units

In the event changes are made to the terms and conditions of the French-qualified Options and/or French-qualified Restricted Stock Units due to any requirements under the applicable laws, or by decision of the Company’s shareholders, the Board or the Committee, the Options and/or Restricted Stock Units may no longer qualify as French-qualified Options and French-qualified Restricted Stock Units.

If the Options and/or Restricted Stock Units no longer qualify as French-qualified Options and/or French-qualified Restricted Stock Units, the Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options, the vesting of the Restricted Stock Units or to the sale of the Shares underlying the Options and/or Restricted Stock Units which have been imposed under this French Plan or in the applicable Award Agreement delivered to the French Participant in order to achieve the favorable tax and social security treatment applicable to French-qualified Options and/or French-qualified Restricted Stock Units. Should the awards no longer be qualified the French Participant shall be liable to French tax and social security to the extent permissible under French law.

8.	Amendments

Subject to the terms of the U.S. Plan, the Board or Committee reserves the right to amend or terminate the French Plan at any time.

II.	FRENCH-QUALIFIED OPTIONS

1.	Closed Period

French-qualified Options may not be granted during a Closed Period to the extent such Closed Periods are applicable to French-qualified Options granted by the Company. If the Company grants options on a date during an applicable Closed Period, the Grant Date for French Participants shall be the first date following the expiration of the Closed Period, provided such date is not prohibited under the U.S. Plan rules.

2.	Conditions of the French-qualified Options

(a)    The Exercise Price and number of underlying Shares shall not be modified after the Grant Date, except as provided in Sections II.5 of this French Plan, or as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.

(b)    The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan, and the applicable Award Agreement delivered to each French Participant.

(c)    The Exercise Price per Share payable pursuant to French-qualified Options granted under this French Plan shall be fixed by the Committee on the Grant Date. In no event shall the Exercise Price be less than the greatest of:

(i)	with respect to purchase stock options: the higher of either 80% of the average of the closing price of the Shares during the 20 days of quotation immediately preceding the Grant Date or 80% of the average of the purchase price paid for such Shares by the Company;

(ii)	with respect to subscription stock options: 80% of the average of the closing price of such Shares during the 20 days of quotation immediately preceding the Grant Date; and

(iii)	100% of the Fair Market Value per Share as defined under the U.S. Plan, as determined on the Grant Date.

3.	Exercise of a French-qualified Option

(a)    At the time a French-qualified Option is effectively granted, the Committee shall fix the period within which the French-qualified Option vests and may be exercised and shall determine any conditions that must be satisfied before the French-qualified Option may be exercised. Specifically, the Committee may provide for a restriction period measured from the Grant Date, for the vesting or the exercise of a French-qualified Option, or for the sale of Shares acquired pursuant to the exercise of a French-qualified Option, designed to obtain the favorable tax and social security treatment pursuant to Section 163 bis C of the French Tax Code, as amended. Such restriction period for the vesting or the exercise of a French-qualified Option or the sale of Shares shall be set forth in the applicable Award Agreement. The holding period of the Shares acquired upon exercise of a French-qualified Option shall not exceed three (3) years as from the exercise date of a French-qualified Option, or such other period as may be required to comply with French law.

(b)    Upon exercise of a French-qualified Option, the full Exercise Price and any required withholding tax or social security contributions, if any, shall be paid by the French Participant as set forth in the applicable Award Agreement. Under a cashless exercise program, the French Participant may give irrevocable instructions to a stockbroker to properly deliver the Exercise Price to the Company. No delivery, surrender or attestation to the ownership of previously owned Shares may be used to pay the Exercise Price.

(c)    In the event of the death of a French Participant, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section II.4 of this French Plan.

(d)    If a French Participant is terminated or ceases to provide services to the Company or a French Subsidiary, his or her French-qualified Options will be exercisable according to the provisions of the Award Agreement.

(e)    If a French Participant is terminated or ceases to be employed by the Company or a French Subsidiary by reason of Disability (as defined in this French Plan), his or her French-qualified Options may benefit from the favorable tax and social security treatment, even if the date of sale of the Shares subject to the French-qualified Options occurs prior to the expiration of the minimum holding period of the Shares, as provided for by Section 163 bis C of the French Tax Code, as amended.

(f)    If a French Participant ceases to be employed by the Company or a French Subsidiary by reason of his or her Forced Retirement (as defined in this French Plan) or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code, as amended, and as construed by the French tax circulars and subject to the fulfillment of related conditions, his or her French-qualified Options may benefit from favorable tax and social security treatment, irrespective of the date of sale of the Shares, provided the exercise of the French-qualified Options was authorized under the applicable Award Agreement prior to the time of Forced Retirement or dismissal and the French-qualified Options were exercised at least three (3) months prior to the effective date of the Forced Retirement or at least three (3) months prior to the sending of the letter of dismissal to the French Participant as defined by French law and as construed by French tax and social security guidelines and court decisions of French Labor Courts.

(g)    The Shares acquired upon exercise of a French-qualified Option shall be fully owned by the French Participant and recorded in an account in his or her name and must be held with the Company or a broker or in such manner as the Company may otherwise determine to ensure compliance with French laws including any necessary holding periods.

To the extent and as long as applicable to French-qualified Options granted by the Company, a specific holding period for the Shares or a restriction on exercise of the Options shall be imposed in the Award Agreement for any French Participant who qualifies as a managing director of the Company.

4.	Death

In the event of the death of a French Participant while he or she is actively employed, all French-qualified Options shall become immediately vested and exercisable and may be exercised in full by the French Participant’s heirs or the legal representative of his or her estate for the six (6) month period following the date of the French Participant’s death or such other period as may be required to comply with French law. In the event of the death of a French Participant after termination of active employment, the treatment of French-qualified Options will be as set forth in the Award Agreement. Any French-qualified Option that remains unexercised shall expire six (6) months following the date of the French Participant’s death or after expiration of such other period as may be required to comply with French law. The six (6) month exercise period (or such other period as may be required to comply with French law) will apply without regard to the term of the French-qualified Option as described in Section II.6 of this French Plan.

5.	Adjustments – Change in Control

Adjustments of French-qualified Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the French-qualified Option only in the event of the transactions by the Company listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of Shares by the Company at a price which is higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. In the event of an adjustment other than as described above, the Options may no longer qualify for favorable tax and social security treatment under French law.

Nevertheless, the Board or the Committee, at its discretion, may decide to make adjustments in the case of a transaction as described in Sections 5(i) and 11 of the U.S. Plan, for which adjustments may not be authorized under French law, in which case, the Options may no longer qualify as French-qualified awards and the favorable tax and social security treatment may be lost.

6.	Term of Option

French-qualified Options granted pursuant to this French Plan will expire no later than nine and a half (9 1/2) years from the Grant Date, unless otherwise specified in the applicable Award Agreement. The French-qualified Option term will be extended only in the event of the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond nine (9) months following the date of death of the French Participant or such other period as may be required to comply with French law.

7.	Interpretation

In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of French-qualified Options made to French Participants.

It is intended that Options granted under this French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made by the Company to maintain such status. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations.

III.	FRENCH-QUALIFIED RESTRICTED STOCK UNITS

1.	Conditions of the French-qualified Restricted Stock Units

(a)	Vesting of French-Qualified Restricted Stock Units

Notwithstanding any other provision of the U.S. Plan, French-qualified Restricted Stock Units shall not vest and the Shares underlying the French-qualified Restricted Stock Units shall not be delivered to the French Participants prior to the expiration of a minimum two-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum mandatory vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended to benefit from the favorable French restricted stock units regime. However, notwithstanding the vesting requirements described above, in the event of the death of a French Participant, all of his or her outstanding French-qualified Restricted Stock Units shall become vested under the conditions set forth in Section III.3 of this French Plan.

(b)	Holding of Shares

The sale or transfer of Shares issued pursuant to the French-qualified Restricted Stock Units may not occur prior to the relevant anniversary of the Vesting Date specified by the Committee and in no case prior to the expiration of a minimum two-year period as calculated from the Vesting Date (or, if later, the date on which the Shares underlying the French-qualified Restricted Stock Units are issued to a French Participant), or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime, even if the French Participant is no longer an employee or corporate officer of an Affiliate or the Company.

In addition, the Shares issued pursuant to the French-qualified Restricted Stock Units may not be sold or transferred during a Closed Period, so long as those Closed Periods are applicable to Shares underlying French-qualified Restricted Stock Units.

(c)	Corporate Officer Restriction

To the extent and as long as applicable to French-qualified Restricted Stock Units granted by the Company, a specific holding period for the sale or transfer of Shares shall be imposed in the applicable Restricted Stock Unit Agreement for any French Participant who qualifies as a managing director of the Company.

(d)	French Participant’s Account

The Shares issued pursuant to the French-qualified Restricted Stock Units shall be fully owned by the French Participant and recorded and held in an account in his or her name with the Company or a broker or in such other manner as the Company may determine in order to ensure compliance with French laws, including any required holding periods.

2.	Adjustments – Change in Control

In the event of an adjustment due to a corporate transaction or event as set forth in Section 11(c) of the U.S. Plan, the adjustment to the terms and conditions of the French-qualified Restricted Stock Units or underlying Shares shall be made in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, should the Board or Committee make adjustments in the case of a transaction for which adjustments are not authorized under French law, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units.

3.	Death and Disability

In the event of the death of a French Participant, the French-qualified Restricted Stock Units held by the French Participant at the time of death shall become immediately transferable to the French Participant’s heirs. The Company shall issue the underlying Shares to the French Participant’s heirs, at their request, provided the heirs contact the Company within six (6) months following the death of the French Participant or such other period as may be required to comply with French law If the French Participant’s heirs do not request the issuance of the Shares underlying the French-qualified Restricted Stock Units within six (6) months following the French Participant’s death (or such other period as may be required to comply with French law), the French-qualified Restricted Stock Units will be forfeited.

If a French Participant dies or ceases to be employed by the Company or a French Subsidiary or any Affiliate by reason of his or her Disability (as defined in this French Plan), the French Participant’s heirs or the disabled French Participant, as applicable, shall not be subject to the restrictions on the sale or transfer of Shares set forth in Section III.1(b) of this French Plan.

4.	Interpretation

It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to Options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status.

The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of legal, tax and reporting obligations.

In the event of any conflict between the provisions of the French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Options made thereunder to French Participants.

IV.	ADOPTION

The French Plan, as amended and restated, was adopted by the Committee on March 13, 2012 and became effective as of the same date.

* * * * *

Appendix C

AUSTRALIAN ADDENDUM

1.      PURPOSE

This Addendum (the “Australian Addendum”) to the Analog Devices, Inc. (“Company”) Amended and Restated 2006 Stock Incentive Plan (as amended) (“U.S. Plan”) is adopted to set out rules which, together with those provisions of the U.S. Plan which this Australian Addendum does not replace, will:

(a)    govern the operation of the Plan with respect to Australian resident employees of the Company and its Australian Subsidiaries; and

(b)    provide for the Plan to comply with ASIC Class Order 03/184 (“Class Order”), relevant provisions of the Corporations Act and ASIC Regulatory Guide 49.

2.      DEFINITIONS AND INTERPRETATION

Except as set out in this clause 2, capitalised terms used in this document have the meaning ascribed to them in the U.S. Plan. If any conflict occurs between the provisions of this Australian Addendum and the provisions of the U.S. Plan, these provisions prevail.

For the purposes of this Australian Addendum:

ASIC means the Australian Securities and Investments Commission;

Associated Body Corporate means, as determined in accordance with the Corporations Act, a body corporate:

(a)    that is a related body corporate of the Company;

(b)    that has voting power in the Company of not less than 20%; or

(c)    in which the Company has voting power of not less than 20%;

Australian Award means the award of an Option, Share, Restricted Stock Unit or Dividend Equivalent under the terms of the Plan;

Australian Offerees means all persons to whom an offer of an Australian Award is made in Australia under the Plan;

Australian Subsidiary means an Australian Associated Body Corporate;

Common Stock means the common stock of the Company;

Company means Analog Devices, Inc.;

Corporations Act means Corporations Act 2001 (Cth);

Dividend Equivalent means a right to receive a cash payment equal to the amount of any dividends that the Company may declare on its Shares that may be granted in connection with any award of Restricted Stock Units at the Company’s discretion, in accordance with the U.S. Plan;

Offer means an offer received in Australia to acquire Shares, Options, Restricted Stock Units or Dividend Equivalents under the terms of the Plan;

Option means an option to acquire a Share;

Plan means the U.S. Plan as modified for implementation in Australia by this Australian Addendum;

Share means a share of Common Stock; and

Restricted Stock Unit means an unfunded promise by the Company to deliver the number of Shares underlying the Restricted Stock Unit following the lapse of specified restrictions.

3.      FORM OF AWARDS

The Company may only grant Australian Awards under the Plan in Australia.

Options and Restricted Stock Units may be offered for no more than nominal consideration (i.e. consideration of not more than one (1) cent per Option/Restricted Stock Unit).

4.      AUSTRALIAN OFFEREES

The Company may extend an Offer only to Australian Offerees who at the time of the Offer are full or part-time employees or directors of the Company or an Associated Body Corporate.

5.      NO CONTRIBUTION OR TRUST

An Offer must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.      AUSTRALIAN OFFER DOCUMENT

6.1    Form of Offer

The Company shall make an Offer in Australia to participate in the Plan via a written document (“Offer Document”) which must set out the terms of the Offer and include or be accompanied by the following:

(a)    a summary or a copy of the Plan;

(b)    where only a summary of the Plan is provided, an undertaking that during the period (“Offer Period”) in which an Australian Award may be issued or Shares may be acquired through exercise of an Australian Award, the Company or its Australian Subsidiary will, within a reasonable period of an Australian Offeree so requesting, provide the offeree without charge with a copy of the Plan.

The Company must take reasonable steps to ensure that any Australian Offeree to whom an Offer is made is given a copy of the Offer Document.

6.2    Australian Dollar Equivalent of Exercise and Issue Price

If the Offer requires the Australian Offeree to pay a purchase price to receive the Australian Award granted under the Plan, the Offer Document must specify the Australian dollar equivalent of the purchase price of the Australian Award as at the date of the Offer.

For the offer of Options, the Offer Document must specify the Australian dollar equivalent of the exercise price of the Options (“Exercise Price”) at the date of the Offer.

For offers of Shares, the Offer Document must specify the Australian dollar equivalent of the issue price of the Shares the subject of the Offer (“Issue Price”) as at the date of the Offer.

6.3      Updated Price Information

The Offer Document must include an undertaking that, and an explanation of the way in which the Company or its Australian Subsidiary will (during the Offer Period and within a reasonable period of an Australian Offeree so requesting), make available to the Australian Offeree the following information:

(a)    the Australian dollar equivalent of the current market price of a share of Common Stock as at the date of the Australian Offeree’s request;

(b)    in the case of the Options, the Australian dollar equivalent of the Exercise Price, as at the date of the Australian Offeree’s request; and

(c)    in the case of Shares, if there is an Issue Price, the Australian dollar equivalent of the Issue Price as at the date of the Australian Offeree’s request.

For the purposes of this clause 6.3, the current market price of a share of Common Stock shall be taken as the price published as the closing sales price for such stock on the trading day preceding the date of the request, as traded on the New York Stock Exchange. Please note that for Australian tax purposes, market value is defined differently.

6.4    Exchange Rate for Australian Dollar Equivalent

For the purposes of clauses 6.2 and 6.3, the Australian dollar equivalent of the Exercise Price, Issue Price and current market price of a share of Common Stock are calculated by reference to the relevant exchange rate published by an Australian bank no earlier than the business day before the day to which the price relates.

6.5    General Advice Only

The Offer Document will include a statement to the effect that any advice given by the Company or an Australian Subsidiary in connection with the Offer is general advice only, and that Australian Offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

7.      RESTRICTION ON CAPITAL RAISING: 5% LIMIT

In the case where an Offer under the Plan may involve or result in the issue of shares of Common Stock (including as a result of the exercise or upon the vesting of any Australian Award), the number of shares of Common Stock that are the subject of the Offer when aggregated with:

(a)    the number of shares of Common Stock in the same class which would be issued were each outstanding offer with respect to shares of Common Stock, units of shares of Common Stock and options to acquire unissued shares of Common Stock, made under an employee share scheme, to be accepted or exercised (as the case may be); and

(b)    the number of shares of Common Stock in the same class issued during the previous five years under the Plan or any other employee share scheme extended only to full or part time employees (including directors) of the Company and its Associated Bodies Corporate;

disregarding any offer made, or option acquired or shares of Common Stock issued by way of or as a result of:

(c)    an offer, to a person situated at the time of receipt of the offer outside Australia; or

(d)    an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(e)    an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

(f)    an offer that did not require the giving of a Product Disclosure Statement (within the meaning of the Corporations Act) because of section 1012D of the Corporations Act;

(g)    an offer made under a disclosure document or a Product Disclosure Statement,

must not exceed 5% of the total number of issued shares in that class of shares of Common Stock as at the time of the offer.

8.      LOAN OR FINANCIAL ASSISTANCE

If the Company or an Associated Body Corporate offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring any financial product to which the Offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

9.      LODGEMENT OF OFFER DOCUMENT WITH ASIC

The Company shall lodge a copy of the Offer Document (which need not contain details of the offer particular to the Australian Offeree such as the identity or entitlement of the Australian Offeree) and each accompanying document to ASIC not later than 7 days after the first provision of that material to an Australian Offeree.

10.    COMPLIANCE WITH UNDERTAKINGS

The Company or an Australian Subsidiary shall comply with any undertaking required to be made in the Offer Document by the Class Order, such as the undertaking to provide pricing information on request.

* * * * *

ANALOG DEVICES, INC. P.O. BOX 9106 ATTN: INVESTOR RELATIONS DEPT. ONE TECHNOLOGY WAY NORWOOD, MA 02062-9106

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 11, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 11, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M65132-P45579-Z62164 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANALOG DEVICES, INC.

The shares represented by this proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director and FOR Proposals 2, 3 and 4.

The Board of Directors recommends a vote FOR each of the Director nominees and FOR Proposals 2, 3 and 4.

1)	To elect the following ten nominees to our Board of Directors, each for a term of one year.
	Nominees	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain
	1a. Ray Stata 1b. Vincent T. Roche 1c. Richard M. Beyer 1d. James A. Champy 1e. John C. Hodgson 1f. Yves-Andre Istel 1g. Neil Novich 1h. F. Grant Saviers 1i. Kenton J. Sicchitano 1j. Lisa T. Su	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

2)    To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in our proxy statement.

The Board of Directors recommends a vote FOR Proposal 3.

						☐	☐	☐
					3) To approve the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 4.
					4) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M65133-P45579-Z62164

ANALOG DEVICES, INC.

Annual Meeting of Shareholders - March 12, 2014 9:00 AM

This Proxy is solicited on behalf of the Board of Directors

The undersigned revokes all previous proxies and hereby appoints Ray Stata, Vincent T. Roche and Margaret K. Seif, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANALOG DEVICES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on March 12, 2014, at Analog Devices, Inc., One Technology Way, Norwood, MA 02062, and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card.

Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.

Continued and to be signed on reverse side